As filed with the Securities and Exchange Commission on January 14, 2005 An Exhibit List can be found on page II-11. Registration No. 333-________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          -----------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                            AMERICAN AMMUNITION, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

    California                          3990                     91-2021594
---------------------------  ---------------------------- ----------------------
State or other Incorporation (Primary Standard Industrial (I.R.S. Employer
or Organization)             Classification Code Number)    Identification No.)


                               3545 NW 71st Street
                              Miami, Florida 33147
                                  305-835-7400
                 ---------------------------------------------
          (Address and telephone number of principal executive offices and principal place of business)

                  Andres F. Fernandez, Chief Executive Officer
                            AMERICAN AMMUNITION, INC.
                               3545 NW 71st Street
                              Miami, Florida 33147
                                  305-835-7400
                 ---------------------------------------------
            (Name, address and telephone number of agent for service)

Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE


Title of each class of       Amount to be    Proposed     Proposed             Amount of
   securities to be         registered (1)    maximum      maximum          registration fee
      registered                             offering     aggregate
                                             price per  offering price
                                               share
-------------------------- --------------- ------------ ---------------- ----------------------
Common stock issuable
 upon conversion of
 debentures                 42,861,322(2)     $.16(3)    $6,857,811.58          $807.16

Common Stock issuable
 upon exercise of warrants   2,666,350(4)    $1.00(5)    $2,666,350.00          $313.83

                     Total  45,527,672                                        $1,120.99
-------------------------- --------------- ------------ ---------------- ----------------------

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures and the exercise of warrants held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on January 12, 2005, which was $.16 per share.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $1.00 per share to account for antidilution and price protection adjustments.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $1.00.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY 14, 2005


                            AMERICAN AMMUNITION, INC.
                              45,527,672 SHARES OF
                                  COMMON STOCK

     This prospectus relates to the resale by the selling stockholder of up to 45,527,672 shares of our common stock, including up to 42,861,322 shares of common stock underlying convertible debentures and up to 2,666,350 issuable upon the exercise of common stock purchase warrants. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $1.00 or (ii) seventy six percent of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

     Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "AAMI". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on January 12, 2005, was $.16.

     Investing in these securities involves significant risks. See "Risk Factors" beginning on page 5.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                  The date of this prospectus is _______, 2005.

     The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by American Ammunition, Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.


                            AMERICAN AMMUNITION, INC.

     We acquired American Ammunition Inc. in September 2001 and since such acquisition are engaged principally in the manufacture and sale of ammunition for wholesale sales. We are an established small arms munitions manufacturer with an existing distribution network. The ammunition market is dominated by three major manufacturers, however, we believe we are poised to enter and impact the growing ammunition market with our manufacturing equipment and techniques. We are an approved Department of Defense contractor.

     We began in 1983 as an assembler and re-loader of ammunition in several calibers. As we grew, management realized that the only way to break into the industry was to become a vertically integrated manufacturer. Our founders invested heavily in research and development, equipment, and technology and focused on increasing our market share. As a result, we continued manufacturing our initial calibers along with special order ammunition for the Department of Defense. Further streamlining of the operations resulted in the manufacture of the current ammunition product line: 9 millimeter, .45 automatic, .380 automatic, .32 automatic, .40 Smith and Wesson, 38 Special, 30 carbine, 223 Remington, 38 Super, 32 Smith and Wesson Long, 44 Special and 44 Magnum. We have identified these products as having the largest share of the market for the next several years.

     We have incurred losses and experienced negative operating cash flow since our formation. For our fiscal years ended December 31, 2003 and 2002, we had a net loss of $2,939,395 and $1,883,087, respectively. In addition, for the nine months ended September 30, 2004, we had a net loss of $2,349,114. We expect to continue to incur significant operating expenses as we maintain our current line of ammunitions and continue research and development toward improving projectile quality and performance. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing.

     Our principal executive offices are located at 3545 NW 71st Street, Miami, Florida 33147 and our telephone number is (305) 835-7400. We are incorporated in the State of California.


The Offering

Common stock offered
by selling
stockholder         Up to 45,527,672  shares,  including up to 42,861,322 shares of common stock underlying convertible debentures in the amount of $266,350 and up to 2,666,350 issuable upon the exercise of common stock purchase warrants at an exercise price of $1.00 per share, based on current market prices and assuming full conversion of the convertible debentures and the full exercise of the warrants (includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations). This number represents
                    39.20% of our then current outstanding stock.

Common stock to be
outstanding after
the offering        Up to 122,934,602 shares

Use of proceeds     We will not receive any proceeds from the sale of the common stock  However,  we  will  receive  up  to  $2,666,350  upon exercise  of the  warrants by the  selling  stockholder.  We expect to use the proceeds received from the exercise of the warrants,  if any, for general working capital purposes.  We received an  aggregate  of $500,000 in  connection  with the
                    issuance  of  the  convertible   debenture  to  the  selling
                    stockholder. We used the $500,000 for the general working capital purposes and the payment of professional fees.

Over-The-Counter
Bulletin Board
Symbol              AAMI
----------------------------------

     The above information regarding common stock to be outstanding after the offering is based on 74,740,580 shares of common stock outstanding as of January 5, 2005 and assumes the subsequent conversion of our issued convertible debentures and exercise of warrants by our selling stockholder.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with La Jolla Cove Investors, Inc. ("La Jolla") on October 4, 2002 for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 30,000,000 shares of our common stock. On March 13, 2003 and May 6, 2003, La Jolla advanced an aggregate of $350,000 to our company which such funding was allocated towards the principal balance of our convertible debentures. We currently have $266,350 of our convertible debentures and 2,666,350 warrants still outstanding. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

     The debentures bear interest at 8%, mature on June 30, 2006, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by 10 times the dollar amount of the debenture. The conversion price for the convertible debentures is the lesser of (i) $1.00 or (ii) seventy six percent of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. However, in the event that our market price is less than $.30, we will have the option to prepay the debenture at 125% rather than have the debenture converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. Currently, the warrant is exercisable into 2,666,350 shares of common stock at an exercise price of $1.00 per share.

     In December 2004, we entered into an addendum to the convertible debenture and warrant whereby we agreed to the following:

     * the discount multiplier was reduced from eighty percent to seventy six percent;

     * within five business days after this registration statement being declared effective, La Jolla is required to submit a debenture conversion in the amount of $10,000 and every ten business days thereafter La Jolla shall submit three additional debenture conversion in the amount of $10,000 each;

     * within five business days after this registration statement being declared effective, La Jolla shall wire $400,000 to us as a prepayment towards the exercise of its warrant; and

     * immediately following the sale of all shares held by La Jolla in connection with the debenture conversions in the aggregate amount of $40,000, La Jolla shall wire $275,000 to us as a prepayment towards the exercise of its warrant and shall submit a debenture conversion in the amount of $6,250 on the first business day of each month until the debenture is no longer outstanding.

     The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.


                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

     We may never become profitable and continue as a going concern because we have had losses since our inception.

     We may never become profitable and continue as a going concern because we have incurred losses and experienced negative operating cash flow since our formation. We have incurred losses and experienced negative operating cash flow since our formation. For our fiscal years ended December 31, 2003 and 2002, we had a net loss of $2,939,395 and $1,883,087, respectively. In addition, for the nine months ended September 30, 2004, we had a net loss of $2,349,114. We expect to continue to incur significant operating expenses as we maintain our current line of ammunitions and continue research and development toward improving projectile quality and performance. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing. If such financing is available you may experience significant additional dilution.

     There may exist an uncertainty as to our continuation as a going concern.

     Our audited financial statements for the fiscal year ended December 31, 2003 reflect an accumulated deficit of approximately $16,629,044, since our inception, working capital of approximately $2,027,824, and stockholders' equity of $4,508,245.

     Our auditor has not issued a going concern opinion on our financial statements; however, our ultimate survivability is dependent upon our being able to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

     Short-term assets and investments income will be sufficient to meet our operating expenses and capital expenditures through 2005. If we continue to incur operating losses, we may not be able to fund continuing business operations, which could lead to the limitation or closure of some or all of our operations.

     We may have to curtail our business if we cannot find adequate funding.

     We currently have no legally binding commitments with any third parties to obtain any material amount of additional equity or debt financing outside of the financing with La Jolla. We need immediate funds and may not be able to obtain any additional financing in the amounts or at the times that we may require the financing or, if we do obtain any financing, that it would be on acceptable terms because of the following:

     *    we have no assets to pledge as securit for the loan; and

     * we are in poor financial condition - w maybe viewed as a high market risk

     As a result, we may not have adequate capital to implement future expansions, maintain our current levels of operation or to pursue strategic acquisitions. Our failure to obtain sufficient additional financing could result in the delay or abandonment of some or all of our development, expansion and expenditures, which could harm our business and the value of our common stock.

     Our competitive position may be harmed if we fail to respond to rapid changes in the market for small arms ammunitions.

     Our competitive position may be harmed if we fail to respond to rapid changes in the market for small arms ammunitions. Our future success will depend significantly on our ability to develop and market new products that keep pace with technological developments and evolving industry standards for hand gun and rifle ammunition. Our delay or failure to develop or acquire technological improvements, adapt our products to technological changes or provide higher quality product lines that appeals to our customers may cause us to lose customers and may prevent us from generating revenue which could ultimately cause us to cease operations.

     Our revenues may decrease from production delays due to fire or explosive incidents.

     Our revenues may decrease from production delays due to fire or explosive incidents. Our ammunition products, involve the manufacture and/or handling of a variety of explosive and flammable materials. This manufacturing and/or handling may result in incidents that will temporarily shut down or otherwise disrupt our manufacturing, causing production delays and resulting in liability for workplace injuries and fatalities. We cannot assure you that we will not experience these types of incidents in the future or that these incidents will not result in production delays, which can lead to a reduction in revenues.

     We may incur substantial costs in complying with environmental laws and may be subject to substantial liability resulting from the use of hazardous substances or required cleanup of contaminated sites.

     Our operations and use of real property are subject to a number of federal, state and local environmental laws and regulations which, among other things, require us to obtain permits to operate and to install pollution control equipment and regulate the generation, storage, handling, transportation, treatment and disposal of hazardous and solid wastes. Our operations, as well as historical operations at our sites, also subject us to liability for the cleanup of releases of hazardous substances. Environmental laws and regulations change frequently, and it is difficult to predict whether and to what extent we may be subject to liability for compliance with environmental laws and regulations.

     Our business operations will be harmed if we are unable to obtain additional funding.

     Our business operations will be harmed if we are unable to obtain additional funding outside of the La Jolla financing. We believe that our available short-term assets, investment income and financing arrangement with La Jolla will be sufficient to meet our operating expenses and capital expenditures through the end of fiscal year 2005. We do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain contracts for the provision of our technology and products.

     Our competitors may misappropriate our intellectual property because we have only one trademark and two patents.

     We attempt to protect our limited proprietary property through trademark, trade secret, nondisclosure and confidentiality measures. Such protections, however, may not preclude competitors from developing similar technologies. Any inability to adequately protect our proprietary technology could harm our ability to compete.

     Our future success and ability to compete depends in part upon our proprietary technology and our trademark, which we attempt to protect with a
combination  of  trademark  and   confidentiality   procedures  and  contractual
provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

Risks Relating to Our Current Financing Arrangement:

     There Are a large number of shares underlying our convertible debentures and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

     As of Janaury 5, 2005, we had 74,740,580 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 21,430,661 shares of common stock at current market prices, and outstanding warrants to purchase 2,666,350 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

     The continuously adjustable conversion price feature of our convertible debentures could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

     Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of January 5, 2005 of $0.16.

                                               Number                % of
% Below     Price Per      With Discount      of Shares           Outstanding
Market         Share         at 24%           Issuable               Stock
------         -----         ------           --------               -----

25%           $.12           $.0912           29,462,048             28.27%
50%           $.08           $.0608           45,524,822             37.85%
75%           $.04           $.0304           93,713,145             55.63%

     As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

     The continuously adjustable conversion price feature of our convertible debentures may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.

     The convertible debentures are convertible into shares of our common stock at a 24% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

     The issuance of shares upon conversion of the convertible debentures and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.

     The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.9% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

     In The Event That Our Stock Price Declines, The Shares Of Common Stock Allocated For Conversion Of The Convertible Debentures and Registered Pursuant To This Prospectus May Not Be Adequate And We May Be Required to File A Subsequent Registration Statement Covering Additional Shares. If The Shares We Have Allocated And Are Registering Herewith Are Not Adequate And We Are Required To File An Additional Registration Statement, We May Incur Substantial Costs In Connection Therewith.

     Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. We have allocated and registered 42,861,322 shares to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

     If We Are Required for any Reason to Repay Our Outstanding Convertible Debentures, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Convertible Debentures, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

     We entered into a Securities Purchase Agreement with La Jolla on October 4, 2002 for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 30,000,000 shares of our common stock. On March 13, 2003 and May 6, 2003, La Jolla advanced an aggregate of $350,000 to our company which such funding was allocated towards the principal balance of our convertible debentures. As of January 5, 2005, $266,350 of the debenture remained outstanding. The convertible debentures are due and payable, with 8% interest on June 30, 2006, unless sooner converted into shares of our common stock. In addition, any event of default could require the early repayment of the convertible debentures at a price equal to 125% of the amount due under the debentures. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.


Risks Relating to Our Common Stock:

     If We Fail to Remain  Current on Our  Reporting  Requirements,  We Could be
Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

     Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

     Our directors and executive officers beneficially own approximately 37.4% of our stock; their interests could conflict with yours; significant sales of stock held by them could have a negative effect on our stock price; stockholders may be unable to exercise control.

     As of January 5, 2005, our executive officers and directors, which primarily includes the Ferenandez family, beneficially own approximately 37.4% of our common stock. As a result, our executive officers and directors will have significant influence to:

     *    elect or defeat the election of our directors;
     *    amend or prevent amendment of our articles of incorporation or bylaws;
     * effect or prevent a merger, sale of assets or other corporate transaction; and
     * control the outcome of any other matte submitted to the stockholders for vote.

     As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

     Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     * that a broker or dealer approve a person's account for transactions in penny stocks; and
     * the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     * obtain financial information and investment experience objectives of the person; and
     * make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     * sets forth the basis on which the broker or dealer made the suitability determination; and
     * that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock is quoted on the OTC Bulletin Board under the symbol "AAMI". For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

Quarter Ended             High ($)      Low ($)
------------------------  ------------- --------------
December 31, 2004         .24           .15
September 30, 2004        .27           .17
June 30, 2004             .42           .17
March 31, 2004            .50           .27
December 31, 2003         .42           .22
September 30, 2003        .55           .37
June 30, 2003             .85           .42
March 31, 2003            .78           .53
December 31, 2002         .47           .38
September 30, 2002        .57           .31
June 30, 2002             .65           .36
March 31, 2002            .81           .33
------------------------  ------------- --------------

HOLDERS

     As of January 5, 2005, we had 178 shareholders of record of our 74,740,580 outstanding shares of common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107.

DIVIDENDS

     We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     *    discuss our future  expectations;
     * contain projections of our future results of operations or of our financial condition; and
     *    state other "forward-looking" information.

     We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

     We were incorporated on February 1, 2000 in the State of California as FirsTelevision.com. We subsequently changed our corporate name to FBI Fresh Burgers International which unsuccessfully marketed a business plan concept of a national "fast food" restaurant chain.

         We are a holding company with two operating subsidiaries:

     *    F&F Equipment, Inc. ("F&F"); and
     *    Industrial Plating Enterprise Co.

     F&F was incorporated on October 4, 1983 under the laws of the State of Florida. F&F was formed to engage principally in the import, export, retail and wholesale of firearms equipment, ammunition and other devices. F&F conducts its business operations under the assumed name of "American Ammunition."

     In June 2002, we formed a wholly owned subsidiary, Industrial Plating Enterprise Co., which started production on June 14, 2002. Industrial Plating is a fully licensed and approved electrochemical metallization facility with significant capacity for processing our line of projectiles as well as other products and services while employing environmentally sound water conservation and proven waste treatment techniques.

     During the third quarter of 2003, our operations experienced the negative impact of a lower than anticipated or budgeted purchases by Ellett Brothers, a significant customer.

     However, during this same time period, we entered into a strategic alliance with Israel Military Industries ("IMI"), an entity owned by the State of Israel, for the cross-production and sale of various small arms ammunition. We believe that this alliance may greatly expand our catalog of products and assist in utilizing existing production capacity.

     In prior periods, we executed a private labeling agreement with Century International Arms, Inc. ("Century"). Under this agreement, we were to produce our standard catalog of small arms ammunition plus one specialty small arms cartridge to Century's specifications for packaging in Century's designated labeling. This agreement required no modifications to our production line and did not require the addition of supplemental personnel or equipment. We made an initial shipment under this agreement to Century during December 2003. In early-January 2004, we began to experience problems with Century regarding Century's compliance with their performance criteria under this agreement. During the first quarter of 2004, Century defaulted on certain agreed- upon payment schedules on merchandise sold during December 2003. In repayment of the outstanding trade debt, we accepted unscheduled product returns as payment of the trade debt. As a result of these issues, we recognized a charge to operations of approximately $28,000 on our business activity with Century. The returned merchandise was repackaged and is resalable by our company to other customers. As of June 30, 2004, we cancelled this agreement and we are contemplating litigation against Century for breach of contractual obligations under this agreement.

     Additionally, we have been awarded three separate contracts from various departments of the U. S. Government. Each contract is for an initial term of one year (commencing between April 24, 2003 and September 30, 2003) with four successive individual one-year extension options, of which the first extension period has been exercised. The contracts are summarized as follows:


Contract 1     U. S. Department of State. Minimum annual volume of approximately
               100,000 rounds of military grade small arms ammunition. Maximum annual volume of approximately 5,000,000 rounds. Maximum volume may be increased at the discretion of the Contracting Officer and respective utilization requirements. We have received firm orders for 2,265,000 rounds of ammunition under this contract and have approximately 1,265,000 rounds ready for shipment. The ammunition under this contract will be subject to the strategic alliance with IMI.

Contract 2     U. S.  Department of Energy.  This contract covers seven separate
               products  in  our  standard  catalog  of  products.   The  U.  S.
               Department  of Energy is  obligated  to purchase an  aggregate of
               4,549,000 rounds of ammunition under this contract.
Contract 3     U. S. Department of Homeland Security.  This contract covers four separate  products  being  introduced to our catalog  through the strategic  alliance with IMI and requires no modifications to our production  facilities  or  additions  to the  labor  force.  The minimum  annual  volume  is 1,000  rounds of each  product  and a maximum  annual  volume of  9,600,000  rounds of two products and
               36,000,000      of     the      remaining      two      products.


     We have received purchase orders against these contracts; however, due to delays in receiving the initial purchase orders and the unpredictability of subsequent reorder cycles, we are unable to fully anticipate or predict the future impact of these contracts. We remain in negotiation and to prepare bids on other contracts from these and other U. S. Governmental agencies.

     During the first quarter of 2004, we commenced a direct solicitation program for our "dealer direct" sales program. As this endeavor has received a very positive initial response from the qualified retail resellers of our product, the announcement of this program had a significantly detrimental impact on our relationship with wholesale distributors and, accordingly, had a significant negative impact on first quarter 2004 sales. We continue to experience increases in customer demand, order size and reorder quantities in this program by smaller "single store" owner/operators of retail outlets selling our products. During November 2004, we qualified our 1,000th dealer under this program for direct sales and we anticipate that the overall Calendar 2004 sales volume through the "dealer direct" program may well equal or exceed the sales volumes generated by wholesale distributors in prior years.

Results of Operations

Nine months ended September 30, 2004 compared with the nine months ended September 30, 2003

     During the nine and three months ended September 30, 2004, we experienced net revenues of approximately $1,712,000 and $862,000, respectively, as compared to approximately $1,216,000 and $317,000 for the same respective periods of 2003.

     During the first quarter of 2004, we commenced a direct solicitation program for our "dealer direct" sales program. As this endeavor has received a very positive initial response from the qualified retail resellers of our product, the announcement of this program had a significantly detrimental impact on our relationship with wholesale distributors and, accordingly, had a significant negative impact on first quarter 2004 sales. We continue to experience significant increases in customer demand, order size and reorder quantities in this program by smaller "single store" owner/operators of retail outlets selling our products.

     During November 2004, we qualified ours 1,000th dealer under this program for direct sales and we are anticipated that the overall Calendar 2004 sales volume through the "dealer direct" program may well equal or exceed the sales volumes generated by wholesale distributors in prior years.

     We experienced costs of goods sold of approximately $2,435,000 for the nine months ended September 30, 2004 as compared to approximately $2,209,000 for the nine months ended September 30, 2003. Included in these amounts are approximately $524,000 and $495,000, respectively, for depreciation expense on manufacturing equipment and leasehold improvements on our production facility.

     Management is of the opinion that the production labor force is stable and able to maintain a constant standard of quality for future periods. We experience variable costs in the area of material consumption and direct labor.

     These depreciation levels are anticipated to remain fairly constant as compared to the first quarter of 2004. Management has placed on order, and placed initial deposits on, new manufacturing equipment to automate the product packaging process and to add new quality assurance equipment on the production line. These commitments aggregate approximately $450,000, of which the majority has been expended through September 30, 2004.

     Management, at this time, does not anticipate any further significant capital equipment acquisitions.

     Further, the addition of the Industrial Plating Enterprise Co. equipment during 2003 allows us to produce certain components which were previously outsourced to unrelated third parties.

     For the nine month periods ended September 30, 2004 and 2003, respectively, we have generated a negative gross profit of approximately $(723,000), or (42.21%), and approximately $(993,000), or (81.66%).

     As previously reported, our research during the second quarter of 2004 has revealed that the various governmental agencies which have issued purchase contracts to us either purchased large quantities during the last 60 days of the Federal Government's year ended September 30, 2003 or are experiencing transitional purchasing problems or issues surrounding the reorganization of various agencies into the Department of Homeland Security, with the related issues of Congressional appropriations for funding the necessary expenditures of these reorganized agencies. The actions of the third quarter proved this research to be correct and we received several purchase order releases on our contract with the Department of Homeland Security. The timing of Congressional approval of the related appropriation bills to fund the various executive branch departments of the United States of America continues to impact the timing and release of purchase orders under our contracts as previously discussed.

     We continue to anticipate that with the fulfillment of the government contracts discussed above, continually expanding retail consumer demand for our product line, lower production costs being experienced from internally generated plating activities and adequate liquidity, we will be able to generate a positive gross profit in future periods. Further, based on production cost information developed during the 4th quarter of 2002 and further refined during 2003, management has developed a new model for the pricing of its products to its customers. It is anticipated that this model will allow management to better manage expense levels, control labor costs and maximize revenue opportunities.

     We had minimal costs allocated to research and development expenses during either of the quarters ended September 30, 2004 and 2003.

     Through the nine months ending September 30, 2004, we expended approximately $368,000 in advertising and marketing expenses, principally in developing and promoting our retail dealer direct program. We anticipate to continue our marketing efforts in this area in future periods; however, the volume and frequency of our expenditures may fluctuate as management allocates available capital to these efforts.

     Other general and administrative expenses increased by approximately $57,000 from approximately $789,000 for the nine months ended September 30, 2003 as compared to approximately $846,000 for the nine months ended September 30, 2004. These increases are not identifiable by one specific area; however, relate to general corporate expenses, office and administrative wages and salaries and other related office overhead.

     Included in our results of operations for the first nine months of 2004 are certain non-cash expenditure charges to operations of approximately $356,000 for compensation expense related to common stock issuances at less than "fair value". The calculation of these charges result from our issuing common stock for either cash or services at valuations below the closing quoted market price of our common stock (as discounted, as applicable) and either the cash received or the value of the services provided to us by third parties. During Calendar 2003, we experienced a charge of approximately $94,000 for the amortization of the Beneficial Conversion Feature Discount on our Preferred Stock. This charge results from the difference between the closing quoted market price on our common stock and the equivalent converted price of our Mandatory Convertible Preferred Stock which was sold and converted during 2003.

     We recognized a net loss of approximately $2,350,000 and $2,662,000 for the respective three month periods ended September 30, 2004 and 2003, respectively, or $0.03 and $0.04 per share.

Year ended December 31, 2003 compared with the year ended December 31, 2002

     During the year ended December 31, 2003, we experienced aggregate net revenues of approximately $1,985,000, with approximately $769,000 being realized during the 4th quarter, as compared to approximately $1,409,000 for the year ended December 31, 2002.

     We experienced costs of goods sold of approximately $3,232,000 for the year ended December 31, 2003 as compared to approximately $2,457,000 for the year ended December 31, 2002. During 2003, we experienced negative trends off of our standard production costs for material and labor due to difficulties in training new employees and adding new products to our catalog. Management is of the opinion that the production labor force is stable and able to maintain a constant standard of quality for future periods. We experience variable costs in the area of material consumption and direct labor. We have recognized depreciation expense on production equipment of approximately $669,000 and $653,000, respectively, in the above cost of goods expense totals.

     These depreciation levels are anticipated to remain fairly constant for future periods as management does not anticipate any significant capital equipment acquisitions in future periods. Further, the addition of the Industrial Plating Enterprise Co. equipment allows us to produce certain components which were previously outsourced to unrelated third parties.

     For the year ended December 31, 2003 and 2002, respectively, we have generated a negative gross profit of approximately $(1,247,000), or (62.82%), and approximately $(1,047,000), or (74.31%). We anticipate that with the fulfillment of the various private labeling agreements and government contracts discussed above, continued retail consumer demand for our product line, lower production costs being experienced from internally generated plating activities and adequate liquidity, we will be able to generate a positive gross profit in future periods. Further, based on production cost information developed during the 4th quarter of 2002 and further refined during 2003, management has developed a new model for the pricing of its products to its customers. It is anticipated that this model will allow management to better manage expense levels, control labor costs and maximize revenue opportunities.

     We experienced nominal research and development expenses of approximately $4,000 and $3,700, respectively, during the years ended December 31, 2003 and 2002, principally related to the expansion of our product line.

     Other general and administrative expenses increased by approximately $282,000 from approximately $845,000 for the year ended December 31, 2002 as compared to approximately $1,127,000 for the year ended

December 31, 2003. The most significant increases relate to advertising and marketing expenses, office and administrative wages and salaries and overall office overhead.

     Included in our results of operations for both 2003 and 2002 2001 are non-cash expenditure charges. During 2003 and 2002, respectively, we experienced charges to operations of approximately $883,000 and $11,500 for compensation expense related to common stock issuances at less than "fair value". The calculation of these charges result from our issuing common stock for either cash or services at valuations below the closing quoted market price of our common stock (as discounted, as applicable) and either the cash received or the value of the services provided to us by third parties. During 2003, we experienced a charge of approximately $94,000 for the amortization of the Beneficial Conversion Feature Discount on our Preferred Stock. This charge results from the difference between the closing quoted market price on our common stock and the equivalent converted price of our Mandatory Convertible Preferred Stock which was sold and converted during 2003.

     We recognized a net loss of approximately $(2,968,000) and $(1,883,000) for the respective years ended December 31, 2003 and 2002, respectively, or $(0.05) and $(0.04) per share.

Liquidity And Capital Resources

     As of December 31, 2003 and 2002, respectively, we had working capital of approximately $2,000,000 and $56,000. Our working capital position improved significantly at December 31, 2003 due to the volume of shipments during the 4th quarter to our customers and increases in inventory to support the pending U. S. Government contracts.

     We have used cash in operating activities of approximately $2,918,000 and $1,236,000 during the years ended December 31, 2003 and 2002, respectively.

     The most significant use of cash in operations during the year ended December 31, 2003 was the production of inventory shipped on open account during the 4th quarter and the increase in inventory levels to support the U. S. Government contracts with shipments to commence during the 1st quarter of 2004.

     The most significant use of cash in operations during the year ended December 31, 2002 was the rebuilding of our operations after the problems encountered during 2001 while we were in litigation with our former primary lending institution. We further used cash in building up our inventory in anticipation of Calendar 2003 orders as communicated to us by our customer base.

     We experience relatively consistent expenditure levels for executive and administrative compensation, interest expense and depreciation expense. During the third quarter of 2001, we renegotiated our working capital note in the principal amount of $950,000. This note bore interest at the Wall Street Journal published prime rate plus 2.0%. During 2002, we reduced the outstanding principal on five (5) separate occasions to a balance of approximately $450,000. The note payment terms were also modified as follows: payments of interest only through January 28, 2004. Thereafter, starting on January 28, 2004, equal monthly payments of principal and interest were due until June 28, 2007 which payments shall represent the amount necessary to fully amortize the remaining principal balance of the note. The monthly payments shall be recalculated at the time of any change in the applicable interest rate. At December 31, 2002, we owed $450,000 on this note and retired the note in full during the first quarter of 2003.

     We anticipate that our improved liquidity position will continue to improve as management is of the opinion that the production capacity is in place to support all existing orders and accept existing inquiries which have previously been denied due to the lack of production capacity and liquidity.

     During the years ended December 31, 2003 and 2002, respectively, we added approximately $289,000 and $387,000 in new equipment, of which approximately $225,000 was acquired in 2002 for our new wholly-owned subsidiary, Industrial Plating Enterprise Co. This equipment allows us to replace previously outsourced portions of our manufacturing process with internally managed processes which resulted in cost savings to us and improve turnaround time on this process.

     Depending on future demand for our products, we may develop plans to increase our production capability in the foreseeable future by an additional 50% to 100%, as influenced by the availability of manufacturing equipment on the open market and product sales demand. Management is of the opinion that sufficient demand will be present, as supported by new product development and increased product marketing efforts, to justify this expansion. However, we may not be able to obtain additional funding or, that such funding, if available, will be obtained on terms favorable to or affordable by us.

Convertible Debenture

     On October 4, 2002, we signed a Securities Purchase Agreement with La Jolla Cove Investors, Inc. (La Jolla) for the sale of a $250,000 8% convertible debenture and a warrant to purchase up 30,000,000 shares of our common stock. The debenture bears interest at 8% and matures two years from the date of issuance.

     In December 2002, the Company and La Jolla, the Debenture and/or Warrant Holder, amended the above- referenced debenture and warrants as follows:

     The number of common shares into which the debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the conversion price, multiplied by ten times the dollar amount of the debenture being converted, divided by the conversion price. The conversion price is obtained by multiplying the average of the five (5) lowest Volume Weighted Average Prices (VWAP) during the 20 trading days prior to the date of conversion by the Discount Multiplier of 80%.

     The warrants are exercisable at $1.00 per share for up to 2,500,000 shares. The Warrant Holder is obligated to exercise the warrant concurrently with the conversion of the debenture for a number of shares equal to ten times the dollar amount of the debenture being converted.

     We were obligated to file a Registration Statement under the Securities Act of 1933 to register the underlying conversion shares on either Form SB-2 or S-3 and have said Registration Statement effective no later than 120 days after October 4, 2002. Our Registration Statement on Form SB-2 was deemed effective by the U. S. Securities and Exchange Commission on May 14, 2003 at 1:00 pm EDT.

     La Jolla has contractually committed to convert not less than 5.0% and not more than 10.0% of the original face value of the Debenture monthly beginning the month after the effective date of the Registration Statement and is required to concurrently exercise warrants and purchase shares of common stock equal to ten times the number of shares of common stock issued to La Jolla upon the respective mandatory conversion of the Debenture.

     La Jolla has further contractually agreed to restrict its ability to convert the Debenture or exercise their warrants and receive shares of our common stock such that the number of shares held them or their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of our common stock.

     In the event an election to convert is made and the volume weighted average price of our common stock is below $0.30 per share, we have the right to prepay any portion of the outstanding Debenture that was elected to be converted, plus any accrued and unpaid interest, at 125.0%.

     La Jolla could have demanded repayment of the Debenture of 125.0% of the face amount outstanding, plus all accrued and unpaid interest, in cash at any time prior to May 14, 2003, the date that underlying Registration Statement under the Securities Act of 1933 was declared effective by the U. S. Securities and Exchange Commission, within 3 business days of such demand. If the repayment was accelerated, we were obligated to issue La Jolla 25,000 shares of common stock and $10,000 cash for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid with the cash payment to increase to $15,000 for each 30 day period the balance remains unpaid after the initial 90 day period.

     If La Jolla does not elect to accelerate the Debenture, the Company shall immediately issue and pay La Jolla 25,000 shares of common stock and $10,000 cash for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid with the cash payment to increase to $15,000 for each 30 day period the balance remains unpaid after the initial 90 day period.

     Due to the contractually agreed mandatory conversion of this Debenture, we have reflected this transaction in our balance sheet as a "mezzanine" level debt obligation on its balance sheet, between "Total Liabilities" and "Stockholders' Equity". Upon the respective mandatory conversion, we will relieve the respective portion of the Debenture and the any related accrued, but unpaid interest, and credit this amount to the respective "common stock" and "additional paid-in capital" accounts in the stockholder's equity section for the par value and excess amount over the par value of the respective shares issued.

     As the warrant is non-detachable from the Debenture and requires simultaneous exercise upon conversion of the Debenture, no value was assigned to the issued warrant. Upon exercise of the warrant, the Company will record the issuance of the underlying shares as a new issuance of common stock on the date of each respective exercise.

     Concurrent with the execution of the Debenture agreement, we executed an engagement letter with La Jolla's counsel for legal representation with regard to the preparation of the Registration Statement under the Securities Act of 1933 on Form SB-2.

     On March 13, 2003 and May 6, 2003, La Jolla Cove Investors, Inc., the holder of our convertible debenture, advanced our company an additional $200,000 and $150,000, respectively, for working capital purposes. During the second quarter of 2003, La Jolla elected to allocate the entire $350,000 in additional funding to the principal balance of the convertible debenture.

     On various dates between May 7, 2003 and June 30, 2003, La Jolla elected to convert an aggregate $75,135, through six separate transactions, in outstanding Debenture principal into restricted, unregistered common stock. This election caused the Company to issue 1,334,777 shares of restricted, unregistered common stock to the Debenture Holder. Additionally, pursuant to the contract terms, the Debenture Holder concurrently exercised a portion of the outstanding Warrant to purchase 751,350 shares of our restricted, unregistered common stock for gross proceeds of $751,350.

     During the period from July 1, 2003 through September 30, 2003, we issued an aggregate 2,902,129 shares of common stock, in 15 separate transactions, to La Jolla in exchange for the redemption of approximately $93,500 in outstanding debenture balance and approximately $935,000 in cash from the exercise of the affiliated warrant. Where the closing price of our common stock was in excess of the respective price per share on the respective transaction date, we recognized a charge to operations for "compensation expense related to common stock issuances at less than "fair value". The cumulative effect of transactions where the transaction price, as established in the Debenture Agreement, was less than the closing price on the date of the respective transactions resulted in a cumulative charge to operations of approximately $317,539 during this time period.

     In October 2003, we issued an aggregate 1,659,847 shares of common stock, in three separate transactions, in exchange for the redemption of approximately $40,000 in outstanding debenture balance and approximately $400,000 in cash from the exercise of the affiliated warrant. Where the closing price of the Company's common stock was in excess of the respective price per share on the respective transaction date, the Company recognized a charge to operations for "compensation expense related to common stock issuances at less than "fair value". The cumulative effect of transactions where the transaction price, as established in the Debenture Agreement, was less than the closing price on the date of the respective transactions resulted in a cumulative charge to operations of approximately $146,189 during this time period.

     In December 2004, we entered into an addendum to the convertible debenture and warrant whereby we agreed to the following:

     * the discount multiplier was reduced from eighty percent to seventy six percent;

     * within five business days after this registration statement being declared effective, La Jolla is required to submit a debenture conversion in the amount of $10,000 and every ten business days thereafter La Jolla shall submit three additional debenture conversion in the amount of $10,000 each;

     * within five business days after this registration statement being declared effective, La Jolla shall wire $400,000 to us as a prepayment towards the exercise of its warrant; and

     * immediately following the sale of all shares held by La Jolla in connection with the debenture conversions in the aggregate amount of $40,000, La Jolla shall wire $275,000 to us as a prepayment towards the exercise of its warrant and shall submit a debenture conversion in the amount of $6,250 on the first business day of each month until the debenture is no longer outstanding.

Research and Development

     Depending on the demand for new product lines and the refinement of our production processes under our production agreement with IMI for the cross-production and sale of various small arms ammunition, we may or may not incur increased spending on research and development activities during Calendar 2004.

     Further, additional ammunition calibers and/or projectiles may be developed by us depending upon market research, acceptance in the marketplace of existing products and production capabilities. At this time, there are no definitive plans for the further introduction of other new products into the marketplace.

                                    BUSINESS

     We had minimal operations until September 2001, when we acquired American Ammunition Inc. and since such acquisition are engaged principally in the manufacture and sale of ammunition for retail and wholesale sales. We are an established small arms munitions manufacturer with an existing distribution network. The ammunition market is dominated by three major manufacturers, however, we believe we are poised to enter and impact the growing ammunition market with our manufacturing equipment and techniques. In addition, we are an approved Department of Defense contractor.

     We began as an assembler and re-loader of ammunition in several calibers. As we grew, management realized that the only way to break into the industry was to become a vertically integrated manufacturer. Our founders invested heavily in research and development, equipment, and technology and focused on increasing our market share. As a result, we continued manufacturing our initial calibers along with special order ammunition for the Department of Defense. Further streamlining of the operations resulted in the manufacture of the current ammunition product line: 9 millimeter, .45 automatic, .380 automatic, .32 automatic, .40 Smith and Wesson, 38 Special, 30 carbine, 223 Remington, 38 Super, .44 Special, 32 Smith and Wesson Long, 44 special and 44 magnum. We have also added .44 Magnum, .308, .50 AE and .50 caliber manufacture in Israel and shipped to the Company for distribution under the Company's brand name. We have identified these products as having the largest share of the market for the next several years.

     We sell our products into both domestic and foreign markets. At this time, our domestic sales are made to both private sector entities and governmental agencies, principally Federal. Our international sales are, at this time, made solely to foreign governments, principally for military use. During Calendar 2003 and 2002, our sales were approximately 93.8% and 100.0% domestic and approximately 6.2% and 0.0% international. We anticipate the international governmental portion of our business to grow in future periods; however, we do not anticipate our international business to outgrow our domestic sales.

     Our principal executive offices are located at 3545 NW 71st Street, Miami, Florida 33147 and our telephone number is (305) 835-7400.

Equipment and Production Line Capabilities

     We own all the equipment necessary to take the raw material from cup, lead, primer and powder, to the finished product, a loaded round of ammunition. The process of manufacturing diverse calibers of ammunition is extremely complex and requires tolerances of +/- .0005" to be maintained throughout the process.

     Our technology and equipment enable us to produce a large variety of handgun and rifle ammunition. We have a machine shop and maintains our own testing and quality assurance equipment and program. Ammunition is a performance-based product. Therefore, after the manufacturing process is complete, the ammunition must comply with specific protocols such as velocity, accuracy, and pressure. We purchase raw materials in bulk and strive to take advantage of prepayment discounts to produce significant savings in the manufacturing process. There are and have been instances when discounts have been and may be missed due to cash flow restrictions.

     We are evaluating the addition of several products to our existing production lines, including the addition of high speed projectile forming machines to supplement the existing casting machines. This addition would effectively double or triple projectile production capacity, while improving projectile quality and performance. We also are making provisions to increase other aspects of production capacity, which would complement long term goals of both production volume and product diversity.

     In 2003 and 2004 we acquired equipment which will allow us to expand our production capacity in areas which they have traditionally been slower than other areas of our manufacturing process. The acquisition of additional presses, for example, has helped us to balance out our assembly line process so that all portions of our projectiles are manufactured in time with each other. We hope this will cut our manufacturing and labor costs and as a result, make us more efficient at producing small arms ammunition.

     We also recently acquired laser gauging computer equipment for the purpose of improving and automating quality control processes. This newly acquired equipment, when added to the production line, will automatically eject bad projectiles from the assembly line. This should further improve the final products we produce and cut labor costs associated with manual inspection of product.

Business Strategy

     We are an autonomous manufacturer of ammunition, with the technology and equipment to take advantage of the growing market.

     The barrier to entry into the ammunition market is extremely high, however, we are an established small arms munitions manufacturer, with an existing distribution network. We manufacture our ammunition by creating most of the components ourselves.

     In management's opinion, the ammunition market has grown each year and it appears that supply is not keeping up with demand, thus allowing for companies like American Ammunition to make a significant impact in sales through distributors in commercial markets and in addition sales to government agencies, the military and exports. We have been seeking additional capital to allow us to enlarge our operations to take advantage of our technological capacities, equipment and the existing marketplace.

Marketing and Sales Distribution

     Traditionally, we have had a domestic sales network of distributors and sales representatives. In the past, Ellett Brothers, Inc. accounted for large portions of our total sales for fiscal year 2001, 2002 and even 2003. However, in first quarter 2004, we launched our Dealer Direct Program and hired Paul Goebel as its National Sales Manager. In doing so, we completely revamped the way we distribute and sell our products domestically.

     In essence, we cut out the "middle man" distributor by offering our products directly to and soliciting orders directly from the 66,000 licensed dealers in the United States. In doing this, we may offer our products to dealers cheaper than dealers would otherwise obtain them from distributors, while increasing our profit margins as well. It also eliminates a second freight charge from the distributor to the dealer, as product is shipped directly from the manufacturer to the dealer.

     Our marketing strategy consists of several new key features to attract dealers directly to our company, rather than to a distributor. First, we are offering "net 60" day credit terms to smaller dealers, who would ordinarily be forced to pay for product up front. We have developed a screening process for qualifying these smaller dealers on an individual basis. Although offering net 60 credit terms to dealers results in increased risk to our company in our account receivables as compared to payment in advance, we have exponentially diversified our receivables (and therefore our credit risk) from 13 main distributors to potentially thousands of individual dealers.

     Secondly, we now offer free freight (shipping) to dealers on certain orders which exceed a specified amount. Shipping of small arms ammunition has always been a large portion of the cost passed to consumers as the product is heavy and requires extra care in shipping. We have determined that we can ship our products at a reduced rate in quantity and offers free shipping as an incentive on qualified orders. As previously, explained, a second freight charge has also been avoided by eliminating the distributor from the transaction.

     Additionally, our increasing automation and dealer direct program have considerably sped up the time we take to provide a dealer with demanded product. Our management has become aware of an unfulfilled need of dealers to be provided with almost instant gratification when demand at retail establishments increases. Many dealers have communicated with our company complaining that we took their distributors too long to provide them with additional product supply when demand dictated. We believe that our new distribution strategy complimented with recent automation has cut the time it takes a dealer to receive our products by more than half.

     We only recently upgraded our website to include e-commerce capacity, wherein licensed dealers who are pre-registered with our company can order online direct from us. Sales in this manner are slow, but we are hopeful that as we steer dealers who currently order from us to the site, we will further automate the way in which dealers place product orders from our company.

     We plan to continue to aggressively pursue new customers through promotions, advertising and trade shows. We intend to solicit original equipment manufacturer subcontract work from the three major manufacturers; seek additional means of commercial distribution; seek further Department of Defense and law enforcement contracts; solicit further export sales and increase its dealings with mass merchandisers/chain stores.

     We have been certified by the United States Small Business Administration as a "qualified HUBZone small business concern." Under this program, small businesses can qualify for special set-aside contracts, get up to a 10% edge in competitive contract bidding or even be the sole-source bidder in some cases. The program's name signifies the effort to promote businesses in "historically under-utilized business zones," generally blighted areas and its purpose is to create jobs for those who live in such areas as well.

     We are marketing our manufacturing flexibility to numerous Department of Defense and commercial munitions manufacturers as subcontractors allowing prime contractors to reap the benefits of our "HUBZone certification", thereby allowing such prime contractors to comply with Federal Acquisition Requirements for the use of "small and under-utilized minority business" in fulfilling government contracts.

     The Small Business Reauthorization Act of 1997 increased the overall government agencies' procurement goals for small business to 23% and called for HUBZone contracts to increase from 1.5% of these procurements to 3% by 2003.

Pricing and Value

     We have been able to price our products competitively at a price lower than any of the "big three" manufacturers, Remington, ATK, and Winchester. We capitalize on the fact that the "big three" have very large corporate infrastructures and, in management's opinion, have to pay much higher labor costs to their plant personnel. This pricing strategy permits the distributor to purchase our product, add significant profit and sell such product at a retail price that is lower than that at which the distributor can purchase the competitors' product.

Advertising & Promotion

     We intend to gear our advertising towards magazine and print media, focused on the gun and ammunition, handgun and shooting markets. We believe that such advertising will result in greater name recognition among individual consumers. Currently, our sales are generated with very little advertising and we believe that advertising could significantly improve retail/mass merchandiser sales and increase market share.

Status of Publicly Announced Products and Services

Israeli Military Industries Ltd.

     We have developed a relationship with Israeli Military Industries Ltd. ("IMI"), whereby we work together on individual projects. To date, we have primarily focused their cooperation on federal contracts and on our dealer direct program. In such contracts, projectiles manufactured by IMI have been assembled by our company under IMI's strict quality control requirements.

     The joint venture has benefited our company in several ways. First and foremost, IMI has a distinct following as a result of offering very high quality products of the course of many years. Associating our name with IMI's history has added value to our brand and reputation in the small arms ammunition industry. Second, IMI manufactures different calibers and products than us, thereby increasing the catalogue of items we may offer to our dealers. IMI produces commercial ammunition, similar to our company. However, we also specialize in the production of law enforcement and military grade ammunition, which we currently do not have the production capability to produce on our own. Lastly, on past and current cooperation initiatives, IMI has shipped projectiles and materials for assembly at no cost to our company, thereby saving us the time value of such costs were we to have produced such items or purchased such raw materials ourselves.

Triton

     On February 10, 2004, we executed a non-binding letter of intent to acquire the assets of Triton Ammunition Corporation ("Triton"). Such assets include machinery, raw materials and intellectual property rights. Triton will convey patents and licenses for the Hi-Vel and Quik-Shok lines of ammunition. For such assets, we are obligated to issue shares of our restricted common stock valued at $1,400,000 based upon the average closing market price for the five trading days ending on the third trading day immediately prior to closing on the definitive agreement. The letter of intent is subject to further due diligence and expired if a definitive agreement was not executed on or before February 21, 2004, however the LOI has since been extended.

     We believe that with the acquisition of certain Triton specialty ammunition and its partnership with IMI on certain ventures, we will be able to offer an increased product line to our dealers.

ECO-AMMO(TM)

     We are now manufacturing and distributing ECO-AMMO(tm). It is a lead-free projectile with reduced lead pollutants sometimes referred to as "green" ammo. ECO-AMMO is ideal for indoor ranges since it disintegrates upon impact and therefore does not ricochet. We have been acquiring and developing technology to market this environmentally friendly ammunition for some time. The advent of the dealer direct program enables the product to be distributed at a lower cost and should open up the market to more consumers.

Aircraft Bullet

     We were assigned a serial number (60/325,046) from the U.S. Patent and Trademark Office for our provisional patent application filed on September 26, 2001 for a bullet that will not pierce an aircraft fuselage but will penetrate human soft tissue. The product has been specifically designed for use inside the cabin of a commercial aircraft; however, we have additional applications for use in nuclear power plants, at hazardous materials storage facilities, and for home defense.

     We departed completely from standard ballistics for the design of this projectile to meet what American Ammunition perceives as a growing and unfilled need. Two of the basic design criteria in ballistics are penetration and expansion of the projectile. In this design, these two factors have been controlled to meet the specific requirements of weapons discharged inside an aircraft cabin, while insuring fuselage integrity. This design is a new concept in close quarter ammunition: a bullet capable of incapacitating an assailant without damaging surrounding structure.

     Design and material selection allows for the inverted expansion and aft internal collapse of the projectile mass. Upon impact with the aircraft fuselage, the bullet internally collapses; therefore not allowing for the transfer of kinetic energy forward or penetration above that required for soft tissue penetration. Testing has been successful using test sections of various commercial airliner fuselages as well as ballistic testing using both ordinance gelatin and bovine tissue. This performance criterion is accomplished without sacrificing the standard velocity and accuracy of the caliber being used. A video of those tests can be viewed on our website at www.a- merc.com in the New Product Section. We believe that these research and development efforts will provide a new product to the public safety and security marketplace.

Industrial Plating Enterprise Company

     Industrial Plating Enterprise Company (IPE), a wholly owned subsidiary, is a high volume "barrel plating" facility currently operating at approximately 30% of its capacity. IPE is meeting all of our projectile plating needs at this time. As our projectile plating requirement grows, IPE will increase production to meet that need. IPE's innovative hazardous materials and hazardous waste management and treatment system is fully capable of meeting increased production requirements. IPE's management, intends to explore adding additional metallization and coating processes to diversify its services to the parent company as well as offering its services to other industries with the eventual goal of generating revenue to our company of which there are no guarantees.

Competition

     The market for small arms ammunition is becoming increasingly competitive. Companies such as Remington, Federal and Winchester are all better equipped, more experienced and better financed than us.

     For years, the large manufacturers have supplied the component parts of the manufacturing process to smaller companies to assemble and distribute. A company making its own components, can produce and market a quality lower cost product. This concept, coupled with technology and progressive and environmentally sound manufacturing practices (i.e. cans and recycled plastic packaging), has resulted in a quality, affordable product reaching the marketplace.

     We believe it is feasible to increase our production capacity by 50% to 100% over the next 3 years utilizing existing equipment by increasing only labor, material and other incidental costs. Management bases this prediction on the fact that we had reduced sales in fiscal 2001 due to a lack of funding. We have already received significant bank and private placement funding in fiscal 2002 to ramp up operations thereby significantly increasing our presence in the market.

Sources and Availability of Raw Materials

     We manufacture our ammunition by creating most of the components ourselves. The materials needed to produce our ammunition products are widely available from numerous third parties. No shortage of materials is expected in the foreseeable future.

Research and Development

     We believe that research and development is an important factor in our future growth. The small arms ammunition industry is closely linked to the latest technological advances. Therefore, we must continually invest in the technology to provide the best quality product to the public and to effectively compete with other companies in the industry. No assurance can be made that the Company will have sufficient funds to purchase technological advances as they become available.

Patents, Copyrights and Trademarks

     We intend to protect our original intellectual property with patents, copyrights and/or trademarks as appropriate. Our head stamp "A-MERC " was registered as a trademark on May 10,1994. We were assigned a serial number (60/325,046) from the U.S. Patent and Trademark Office for our provisional patent application filed on September 26, 2001 for a bullet that will not pierce an aircraft fuselage but will penetrate human soft tissue.

Governmental Regulation

     In accordance with the provisions of Title 1, Gun Control Act of 1968, we are required to be licensed to import firearms and manufacture ammunition for firearms. Such licensing is subject to limitations in Chapter 44, Title 18, United States Code. In the event such licenses are not renewed for any reason, we would have to cease our operations. In accordance with these requirements, we carry two licenses issued by the Department of Treasury, Bureau of Alcohol, Tobacco and Firearms:

     * License No. 1-59-025-06-3D 69152 for "06 - Manufacturer of Ammunition for Firearms", which license expires on April 1, 2006; and

     * License No. 1-59-025-08-3D-69454 for "08-Importer of Firearm other than Destructive Devices", which license expires on April 1, 2006.

     We are not aware of any other license requirements or government regulation at a state or federal level specific to their business and believes that it in full compliance with its existing licenses.

Effect of Probable Governmental Regulation on the Business

     We are not aware of any pending legislation at either the state or federal level that would change the requirements under which it is licensed and is not aware of any reason why the existing licenses cannot be renewed at their expiration dates. There can be no assurance that legislation will not be proposed and enacted at some time in the future that would preclude us from continuing our operations. Should such legislation be enacted, and should the we be precluded from continuing our operations, it would have a materially adverse effect upon our business and future.

Cost and Effects of Compliance with Environmental Laws

     As a manufacturer, we are subject to general local, state and federal regulations governing environmental concerns. We believe that we have always been and continue to be in compliance with all such laws. Special precautions have been taken us to ensure that adequate ventilation exists for the portion of our operations that utilize lead and/or brass. Additionally, our gunpowder supply is humidity and temperature controlled in a secure facility.

Employees

     At January 5, 2005, we employed 57 persons. None of these employees are represented by a labor union for purposes of collective bargaining. We consider our relations with our employees to be excellent. We may employ additional personnel, as necessary, to accommodate future sales and production requirements.

Description Of Property

     We lease our corporate office and manufacturing facility from our controlling stockholder under a long-term operating lease agreement. The lease requires a monthly payment of approximately $5,410, including applicable sales taxes. We are responsible for all utilities and maintenance expenses. The lease expires on August 15, 2009 and contains a clause that upon expiration, our company and the controlling shareholder shall renegotiate the annual rental amount. Total rent expense under this lease was approximately $67,075 and $54,100, respectively, for each of the years ended December 31, 2003 and 2002.

     Our subsidiary, IPE, leases its manufacturing facility from an unrelated third-party under a long-term operating lease agreement. This lease is for a period of five years and requires graduated monthly payments, changing on the lease anniversary date, ranging from approximately $1,751 to $1,914, plus the applicable sales taxes. We are is responsible for all utilities and maintenance expenses. The lease expires on February 28, 2007 and may be renewed for an additional five year term at a rental rate of approximately $1,971, plus applicable sales taxes for the first renewal year and 3.0% increase on each succeeding anniversary date. Total rent expense under this lease was approximately $20,752 and $16,622, respectively, for each of the years ended December 31, 2003 and 2002.

     Future minimum rental payments on the above leases are as follows:


                Year ended
                December 31,                Amount
                ------------              ----------
                2004                      $   60,754
                2005                          23,565
                2006                          24,276
                2007                           4,076
                                           ---------
                Totals                    $  112,671
                                           =========

     We believe that our facilities are adequate for our needs for the foreseeable future.

Legal Proceedings

     We are not a party to any pending litigation at this time nor is any of our property subject to any pending legal proceedings.


                                   MANAGEMENT
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following information sets forth the names of our officers and directors, their present positions with us, and their biographical information.


Name                   Age    Office
---------------------  ------ ---------------------------------------
J.A. Fernandez, Sr.    67     Chairman of the Board and Director
                              of Sales
Andres F. Fernandez    38     President and Chief Executive
                              Officer
Emilio D. Jara         39     Vice-President of Operations,
                              Secretary and Director
Maria A. Fernandez     44     Director
---------------------  ------ ---------------------------------------

     All directors hold office until the next annual meeting of the Company's shareholders and until their successors have been elected and qualify. Officers serve at the pleasure of the Board of Directors. The officers and directors will devote such time and effort to the business and affairs of the Company as may be necessary to perform their responsibilities as executive officers and/or directors of the Company.

Family Relationships

     J.A. Fernandez, Sr. is the father of Andres and Maria Fernandez. There are no other family relationships between or among the executive officers and directors of our company.

Business Experience

     J. A. Fernandez, Sr., age 67, currently serves as the Chairman of the Board and Director or Sales. He has been employed by us since our inception in 1983.
Mr. Fernandez is the founder of what began as a family business and is responsible for our sales activities. Mr. Fernandez has over 40 years experience in diverse industries including aerospace, advanced polymer manufacturing, munitions, mining and processing of gemstones and metal ores and has utilized such experience for the growth and development of the Company. He is fluent in Spanish.

     Andres Fernandez, age 38, currently serves as President and Chief Executive Officer. Mr. Fernandez has served in each of these capacities since September 2001. He has been employed by our company for over a decade. Mr. Fernandez is responsible for day to day operations and has been a driving force behind our company and our success in becoming a vertically integrated manufacturer. He studied physics and calculus at St. Thomas University, FL and at the University of Miami, FL. He is a licensed pilot, having graduated from the American Institute of Aeronautics, FL, and received his certificate as a private pilot (fixed wing) as well as private helicopter (rotary)in 1989. In 1989, Mr. Fernandez graduated from the Institute of Public Service (Pan Am), GA as a tactical rappel instructor. In 1990, he graduated from Omni Explosives, TN with a specialty in tactical explosives. Mr. Fernandez was certified by the Florida Department of Law Enforcement Academy in special operations/entry techniques in 1990. He has served as a tactical advisor to U.S. Treasury Department, Bureau of Alcohol, Tobacco and Firearms, U.S. Customs Service and the Florida Department of Law Enforcement. He has received numerous commendations and letters of appreciation. He also served on the Board of Veterans Affairs (Hialeah , FL) from 1990 to 1991. He is fluent in Spanish.

     Emilio Jara, age 39, currently serves as Vice President of Operations, Secretary and a Director. Mr. Jara has served in each of these capacities since September 2001. He has been employed with our company since 1988. He has been an integral part of our technological growth. His abilities have contributed to our research and development and subsequent increase in the number of production lines. Mr. Jara is extremely well versed in metallurgical and ballistic issues. He studied business administration at Miami- Dade Community College (1984/1985). In 1989, he graduated from the Institute of Public Service (Pan Am), GA as a Tactical Rappel Instructor. In 1990, Mr. Jara graduated from Omni Explosives, TN with a specialty in Tactical Explosives. He is fluent in Spanish.

     Maria A. Fernandez, age 44, currently serves as a Director. Mrs. Fernandez has served as a Director since September 2001. She has been the managing partner at Fernandez Friedman Grossman & Kohn PLLC since May 1998. Prior to that date, she was a partner at Taustine Post Sotsky Berman Fineman & Kohn. She concentrates her legal practice in the areas of estate planning, probate and administration. She also practices in the areas of Medicaid and disability planning, corporate and individual taxation and corporate law, with an emphasis in closely held corporations. She is a graduate of the University of Miami, FL (Bachelor of Business Administration and Master of Professional Accounting) and the Brandeis School of Law at the University of Louisville, KY. Ms. Fernandez is licensed to practice in Kentucky and Florida. She has lectured in the areas of estate planning and probate, Medicaid planning and elder law. She is a member of the Louisville, Florida, Kentucky and American Bar Associations and is fluent in Spanish. Ms. Fernandez is the past President of the Women Lawyers Association of Jefferson County, Kentucky and current Board Member of the Louisville Bar Association. A Graduate of the Kentucky Women's Leadership Network, she is active in various civic organizations and is on the board of several non-profit corporations.

Compliance with Section 16(a) of the Securities Exchange Act.

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and persons holding 10% or more of our common stock to file reports regarding their ownership and regarding their acquisitions and dispositions of the Registrant's common stock with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the registrant under Rule 16a-3(d) during fiscal 2003, and certain written representations from executive officers and directors, we are unaware that any required reports that have not been timely filed.

Code of Ethics

     We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have not adopted such a code of ethics because all of management's efforts have been directed to building the business of the company; a later time, such a code of ethics may be adopted by the board of directors.

Committees of the Board of Directors

     We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. However, our board of directors will establish various committees during the current fiscal year.

Terms of Office

     Our directors are appointed for a one year term to hold office until the next annual general meeting of the holders of our Common Stock or until removed from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until removed by our board of directors.

EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the aggregate cash compensation paid or accrued by our company to each of our executive officers and key employees for services rendered to our company during the our fiscal year ended 2003, 2002, 2001 and 2000 and all plan and non-plan compensation awarded to, earned by or paid to certain designated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                           Long Term Compensation
                         Annual Compensation                       Awards            Payouts
(a)               (b)     (c)       (d)      (e)          (f)         (g)          (h)      (i)
                                             Other        Restricted  Securities   LTIP     All
Name and                                     Annual         Stock     Underlying   Pay-     Other
Principal         Year    Salary    Bonus    Compen-      Award(s)    Options/     outs     Compen-
Position (1)              ($)       ($)      sation ($)   ($)         SARs  (f)             sation ($)
----------------- ------  --------  -------- ------------ ----------  ------------ -------- ----------
J.A.              2000    $ 59,202   $0       $0           $0          $0           $0       $0
Fernandez, Sr.,   2001    $ 50,859   $0       $0           $0          $0           $0       $0
Chairman,         2002    $ 77,770   $0       $0           $0          $0           $0       $0
Director of       2003    $104,000   $0       $0           $0          $0           $0       $0
Sales

Andres F.         2000    $ 88,438   $0       $0           $0          $0           $0       $0
Fernandez,        2001    $ 74,290   $0       $0           $0          $0           $0       $0
President and     2002    $103,508   $0       $0           $0          $0           $0       $0
Chief Executive   2003    $132,600   $0       $0           $0          $0           $0       $0
Officer

Emilio D.         2000    $ 36,400   $0       $0           $0          $0           $0       $0
Jara, Vice-       2001    $ 42,500   $0       $0           $0          $0           $0       $0
President         2002    $ 43,000   $0       $0           $0          $0           $0       $0
Of                2003    $ 52,000   $0       $0           $0          $0           $0       $0
Operations,
Secretary
and
Director

Amelia            2000    $ 59,202   $0       $0           $0          $0           $0       $0
Fernandez,        2001    $ 59,923   $0       $0           $0          $0           $0       $0
Former Vice       2002    $ 64,598   $0       $0           $0          $0           $0       $0
President         2003    $ 78,702   $50,000  $0           $0          $0           $0       $0
And former
Director

Maria A.          2000    $0         $0       $0           $0          $0           $0       $0
Fernandez,        2001    $0         $0       $0           $0          $0           $0       $0
Director          2002    $0         $0       $0           $0          $0           $0       $0
                  2003    $0         $0       $0           $0          $0           $0       $0
--------------------


Compensation of Directors

     We have no standard arrangements for compensating the directors of our company for their attendance at meetings of the Board of Directors.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We lease our corporate office and manufacturing facility from our controlling stockholder under a long-term operating lease agreement. The lease requires a monthly payment of approximately $5,410, including applicable sales taxes. We are responsible for all utilities and maintenance expenses. The lease expires on August 15, 2009 and contains a clause that upon expiration, our company and the controlling shareholder shall renegotiate the annual rental amount. Total rent expense under this lease was approximately $67,075 and $54,100, respectively, for each of the years ended December 31, 2003 and 2002.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of January 5, 2005

     * by each person who is known by us to beneficially own more than 5% of our common stock;
     *    by each of our officers and directors; and
     *    by all of our officers and directors a a group.


                                                   Shares Beneficially Owned
                                                  ---------------------------
Name and Address of Beneficial Owner                 Number        Percent
------------------------------------------------  -----------    ------------

Andres F. Fernandez, President, CEO and CFO        8,485,365           11.4%

J. A. Fernandez, Sr., Chairman of the Board
                      and Director of Sales       14,905,905           19.9%

Amelia C. Fernandez                                4,281,900            5.7%

Maria A. Fernandez, Director                         260,000              *

Emilio D. Jara, Director                              54,250              *

Total securities held by officers
and directors as a group (4 people):              23,705,520           31.7%
-----------------------------------------
* Less than 1%

     Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of January 5, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

     J.A. Fernandez, Sr. and Amelia Fernandez are the father and mother of Andres and Maria Fernandez.

     The table above does not include the 384,500 shares Maria Fernandez holds as a Trustee for an Irrevocable Trust in which neither she nor any of the other Officers or Directors is the beneficial owner. However, the table does include the shares owned by Amelia Fernandez, who was an officer and director during 2003.


                   DESCRIPTION OF SECURITIES BEING REGISTERED

     Our authorized capital stock consists of 300,000,000 shares of Common Stock, $.001 par value and 20,000,000 shares of Preferred Stock, $.001 par value.

     The following is a description of the material terms of our common stock.

Common Stock

     The holders of the issued and outstanding shares of common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of any funds lawfully available therefore. The Board of Directors intends to retain future earnings to finance the development and expansion of our business and does not expect to declare any dividends in the foreseeable future. The holders of the common stock have the right, in the event of liquidation, to receive pro rata all assets remaining after payment of debts and expenses. The common stock does not have any preemptive rights and does not have cumulative voting rights. The issued and outstanding shares of common stock are fully paid and nonassessable.

     Holders of shares of common stock are entitled to vote at all meetings of such shareholders for the election of directors and for other purposes. Such holders have one vote for each share of common stock held by them.

Transfer Agent

     Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107 has been appointed the transfer agent of our common stock and preferred stock.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The California Corporations Code provides for the indemnification of directors, officers, employees and agents under the circumstances as set forth in Section 317 thereof. Section 317 permits a corporation to indemnify itsagents, typically directors and officers, for expenses incurred or settlements or judgments paid in connection with certain legal proceedings. Only those legal proceedings arising out of such persons' actions as agents of the corporation may be grounds for indemnification.

     Whether indemnification may be paid in a particular case depends on whether the agent wins, loses or settles the suit and upon whether a third party or the corporation itself is the plaintiff. Section 317 provides for mandatory indemnification, no matter who the plaintiff is, when an agent is successful on the merits of a suit. In all other cases, indemnification is permissive and sometimes requires approval of the court in which the suit is or was pending.

     If the agent loses or settles a suit with a plaintiff other than the Company or someone who did not threaten or bring suit on our behalf, the agent may be indemnified for expenses incurred and settlements or judgments paid. That indemnification may be authorized upon a finding that the agent acted in good faith and in a manner he or she reasonably believed to be in our best interests, and, in a criminal proceeding, only where the agent had no reasonable cause to believe his or her conduct was unlawful. If the agent loses or settles a suit with us or a plaintiff who threatened or brought suit on our behalf, the agent may be indemnified for expenses actually and reasonably incurred in connection with the defense or settlement of the action. Such indemnification may be authorized upon a finding that the agent acted in good faith and in a manner he or she believed to be in our best interests and the best interests of our shareholders. No indemnification is permitted where the agent breached his or her duty to us, however, unless the court in which the proceeding is or was pending determines that the agent is fairly and reasonably entitled to indemnity for certain expenses. No indemnification is permitted where a settlement is reached without court approval.

     Where permissive indemnification provisions control, indemnification may be authorized by a majority vote of the disinterested directors, by an independent legal counsel's written opinion, by our shareholders (the person to be indemnified is excluded from voting his or her shares) or by the court in which the proceeding is or was pending.

     Any provision in a California corporation's articles of incorporation, bylaws or shareholder or director resolution that indemnifies its officers or directors may prohibit permissive, but not mandatory, indemnification as described above. Such a provision must otherwise be consistent with Section 317. Nonetheless, a corporation has the power to purchase indemnity insurance for its agents even for situations in which it could not indemnify them.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable


                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     * ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
     * block trades in which the broker-deale will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     * purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     * an exchange distribution in accordance with the rules of the applicable exchange;
     *    privately-negotiated transactions;
     * broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     *    through the writing of options on the shares
     *    a combination of any such methods of sale; and
     *    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     * that a broker or dealer approve a person's account for transactions in penny stocks; and
     * the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     * obtain financial information and investment experience objectives of the person; and
     * make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     * sets forth the basis on which the broker or dealer made the suitability determination; and
     * that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


                              SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name            Debentures         Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants    Conversion       (1)       Offering*   Offering*        (4)           (4)

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
La Jolla Cove         24,097,011(3)      24.38%        Up to       3,850,987      4.99%           --            --
  Investors,                                         48,194,022
  Inc.(2)                                            shares of
                                                    common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------

* These columns represents the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.9% limitation.

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debentures and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the convertible debentures, if the convertible debentures had actually been converted on January 5, 2005, the conversion price would have been $.122. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholder is an unaffiliated third party. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Norman Lizt may be deemed a control person of the shares owned by the selling stockholder.

(3)  Includes   42,861,322  shares  of  common  stock  underlying  our  $266,350 convertible debenture and 2,666,350 shares of common stock underlying common stock purchase warrants issued to La Jolla Investors, Inc.

(4)  Assumes that all securities registered will be sold.

Terms of Convertible Debentures

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with La Jolla on October 4, 2002 for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 30,000,000 shares of our common stock. On March 13, 2003 and May 6, 2003, La Jolla advanced an aggregate of $350,000 to our company which such funding was allocated towards the principal balance of our convertible debentures. We currently have $266,350 of our convertible debentures and 2,666,350 warrants still outstanding. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

     The debentures bear interest at 8%, mature on June 30, 2006, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by 10 times the dollar amount of the debenture. The conversion price for the convertible debentures is the lesser of (i) $1.00 or (ii) seventy six percent of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. However, in the event that our market price is less than $.30, we will have the option to prepay the debenture at 125% rather than have the debenture converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. Currently, the warrant is exercisable into 2,666,350 shares of common stock at an exercise price of $1.00 per share.

     In December 2004, we entered into an addendum to the convertible debenture and warrant whereby we agreed to the following:

     * the discount multiplier was reduced from eighty percent to seventy six percent;

     * within five business days after this registration statement being declared effective, La Jolla is required to submit a debenture conversion in the amount of $10,000 and every ten business days thereafter La Jolla shall submit three additional debenture conversion in the amount of $10,000 each;

     * within five business days after this registration statement being declared effective, La Jolla shall wire $400,000 to us as a prepayment towards the exercise of its warrant; and

     * immediately following the sale of all shares held by La Jolla in connection with the debenture conversions in the aggregate amount of $40,000, La Jolla shall wire $275,000 to us as a prepayment towards the exercise of its warrant and shall submit a debenture conversion in the amount of $6,250 on the first business day of each month until the debenture is no longer outstanding.

     The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

Sample Conversion Calculation

     The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $1.00 or (ii) seventy six percent of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. For example, assuming conversion of $266,350 of debentures on January 5, 2005, a conversion price of $0.122 per share, the number of shares issuable upon conversion would be:

($266,350 x 11) - ($.122 x (10 x $266,350))  = 2,605,968 /$.122 = 21,430,661

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of January 5, 2005 of $0.16.

                                           Number                 % of
% Below    Price Per     With Discount    of Shares          Outstanding
Market        Share        at 24%         Issuable                Stock
------        -----        ------         --------                -----

25%          $.12          $.0912         29,462,048              28.27%
50%          $.08          $.0608         45,524,822              37.85%
75%          $.04          $.0304         93,713,145              55.63%


                                  LEGAL MATTERS

     Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

     Our financial statements at December 31, 2003 and 2002 and for the years then ended, appearing in this prospectus and registration statement have been audited by S. W. Hatfield, CPA, independent auditors, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of American Ammunition, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

     We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                   AMERICAN AMMUNITION, INC. AND SUBSIDIARIES

                                    CONTENTS


                                                                         Page

Report of Independent Certified Public Accountants                        F-2

Annual Consolidated Financial Statements

   Consolidated Balance Sheets
      as of December 31, 2003 and 2002                                    F-3

   Consolidated Statement of Operations and Comprehensive Loss
      for the years ended December 31, 2003 and 2002                      F-5

   Consolidated Statement of Changes in Stockholders' Equity
      for the years ended December 31, 2003 and 2002                      F-6

   Consolidated Statement of Cash Flows
      for the years ended December 31, 2003 and 2002                      F-7

   Notes to Consolidated Financial Statements                             F-9

Interim Consolidated Financial Statements

   Consolidated Balance Sheets
      as of September 30, 2004 and 2003                                  F-25

   Consolidated Statement of Operations and Comprehensive Loss
      for the nine and three months ended September 30, 2004 and 2003    F-27

   Consolidated Statement of Cash Flows
      for the nine months ended September 30, 2004 and 2003              F-28

   Notes to Consolidated Financial Statements                            F-30

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
American Ammunition, Inc.

We have  audited  the  accompanying  consolidated  balance  sheets  of  American
Ammunition, Inc. (a California corporation) and Subsidiaries (Florida corporations) as of December 31, 2003 and 2002 and the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity and cash flows for each of the two years ended December 31, 2003 and 2002, respectively. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Ammunition, Inc. and Subsidiaries as of December 31, 2003 and 2002 and the results of their consolidated operations and consolidated cash flows for each of the two years ended December 31, 2003 and 2002, respectively, in conformity with accounting principles generally accepted in the United States of America.


/s/ S. W. Hatfield, CPA
--------------------------
S. W. HATFIELD, CPA

Dallas, Texas
January 23, 2004

                            AMERICAN AMMUNITION, INC.
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2003 and 2002


                                                            December 31,        December 31,
                                                                 2003               2002
                                                            ---------------------------------
                                     ASSETS
Current Assets
   Cash on hand and in bank                                 $     505,671       $     157,316
   Accounts receivable - trade,
     net of allowance for doubtful accounts
      of $-0- and $-0-, respectively                              520,835              31,288
   Inventory                                                    1,112,756             384,814
   Prepaid expenses                                                40,388              19,391
                                                            -------------       -------------

     Total Current Assets                                       2,179,650             592,809
                                                            -------------       -------------


Property and Equipment - at cost or contributed value
   Manufacturing equipment                                      7,131,233           6,843,135
   Office furniture and fixtures                                   62,893              58,528
   Leasehold improvements                                         184,690             188,263
                                                            -------------       -------------
                                                                7,378,816           7,089,926
   Accumulated depreciation                                    (4,066,390)         (3,393,301)
                                                            -------------       -------------

     Net Property and Equipment                                 3,312,426           3,696,625
                                                            -------------       -------------

Other Assets
   Deposits and other                                              77,860              77,860
                                                            -------------       -------------

        TOTAL ASSETS                                        $   5,569,936       $   4,367,294
                                                            =============       =============


                                  - Continued -




The accompanying notes are an integral part of these consolidated financial statements.
                                                                             F-3

                            AMERICAN AMMUNITION, INC.
                     CONSOLIDATED BALANCE SHEETS - CONTINUED
                           December 31, 2003 and 2002


                                                            December 31,        December 31,
                                                                 2003               2002
                                                            ---------------------------------
             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Current maturities of leases payable                      $      7,841       $       9,507
   Customer deposits                                                4,100              80,953
   Accounts payable - trade                                       128,865             414,910
   Accrued interest payable                                             -              18,709
   Accrued dividends payable                                       11,020              12,600
                                                            -------------       -------------

     Total Current Liabilities                                    151,826             536,679

Long-Term Liabilities
   Note payable to a bank                                               -             450,000
   Capital leases payable                                               -               7,841
                                                            -------------       -------------

     Total Liabilities                                            151,826             994,520
                                                            -------------       -------------

Commitments and Contingencies

Mandatory Convertible Debenture                                   391,365             250,000
                                                            -------------       -------------


Mandatory Convertible Preferred Stock
   103,700 and 41,000 shares issued and outstanding               518,500             205,000
                                                            -------------       -------------


Stockholders' Equity
   Preferred stock - $0.001 par value
     20,000,000 shares authorized.
     1,795,320 shares allocated to Series A                             -                   -
   Common stock - $0.001 par value.
     300,000,000 shares authorized.
     66,893,628 and 55,328,166 shares issued
     and outstanding                                               66,894              55,328
   Additional paid-in capital                                  21,070,395          16,523,164
   Accumulated deficit                                        (16,629,044)        (13,660,718)
                                                            -------------       -------------

   Total Stockholders' Equity                                   4,508,245           2,917,774
                                                            -------------       -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $   5,569,936       $   4,367,294
                                                            =============       =============

The accompanying notes are an integral part of these consolidated financial statements.
                                                                             F-4

                            AMERICAN AMMUNITION, INC.
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                     Years ended December 31, 2003 and 2002

                                                            Year ended          Year ended
                                                            December 31,        December 31,
                                                                 2003               2002
                                                            ---------------------------------

Revenues                                                    $   1,984,997       $   1,409,364
                                                            -------------       -------------
Cost of Sales
   Materials                                                    1,355,098           1,041,553
   Direct Labor                                                   868,004             663,787
   Other direct costs and expenses                                340,346             128,371
   Depreciation                                                   668,574             652,943
                                                            -------------       -------------
     Total Cost of Sales                                        3,232,022           2,456,654
                                                            -------------       -------------

Gross Profit                                                   (1,247,025)         (1,047,290)
                                                            -------------       -------------
Operating Expenses
   Research and development expenses                                4,038               3,662
   Marketing and promotion expenses                               115,767              23,453
   Salaries, wages and related expenses                           399,710             341,532
   Other operating expenses                                       567,700             389,732
   Interest expense                                                35,154              72,444
   Depreciation expense                                             4,516               2,642
   Compensation expense related to common stock
     issuances at less than "fair value"                          882,291              11,538
                                                            -------------       -------------
     Total Operating Expenses                                   2,009,176             845,003
                                                            -------------       -------------
Loss from Operations                                           (3,256,201)         (1,892,293)

Other Income (Expense)
   Other income (expense)                                          63,382               9,206
   Gain on forgiveness of accounts payable                        339,202                   -
   Gain on sale of equipment                                        7,900                   -
   Amortization of Beneficial Conversion
     Feature Discount on Preferred Stock                          (93,678)                  -
                                                            -------------       -------------
Loss before Income Taxes                                       (2,939,395)         (1,883,087)

Provision for Income Taxes                                              -                   -
                                                            -------------       -------------
Net Loss                                                       (2,939,395)         (1,883,087)

Other Comprehensive Income                                              -                   -
                                                            -------------       -------------
Comprehensive Loss                                             (2,939,395)         (1,883,087)

Preferred Stock Dividends                                         (28,931)            (23,000)
                                                            -------------       -------------
Net Loss available to Common Shareholders                   $  (2,968,326)      $  (1,883,087)
                                                            =============       =============

Loss per weighted-average share of common stock outstanding,
   computed on net loss - basic and fully diluted           $       (0.05)      $       (0.04)
                                                            =============       =============

Weighted-average number of common shares outstanding           61,202,839          52,605,993
                                                            =============       =============

The accompanying notes are an integral part of these consolidated financial statements.
                                                                             F-5

                            AMERICAN AMMUNITION, INC.
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     Years ended December 31, 2003 and 2002

                                           Mandatory Convertible
                                               Preferred Stock         Common Stock       Additional
                                           ----------------------   -------------------     paid-in    Accumulated
                                              Shares     Amount      Shares      Amount     capital      deficit         Total
                                           --------------------------------------------------------------------------------------
Balances at January 1, 2002                  46,000   $  230,000    49,971,214  $ 49,971  $14,678,776  $(11,734,631)  $2,994,116

Issuance of common stock for
   Cash                                           -            -     4,470,805     4,471    1,469,462             -    1,473,933
   Conversion of debt and accrued interest        -            -       277,777       278      124,722             -      125,000
   Conversion of trade accounts payable           -            -       432,721       433      181,584             -      182,017
   Consulting fees                                -            -        98,664        98       33,297             -       33,395
   Payment of preferred stock dividends           -            -        21,985        22       10,378             -       10,400
   Conversion of preferred stock             (5,000)     (25,000)       55,000        55       24,945             -       25,000
Costs of acquiring convertible debenture          -            -             -         -            -       (20,000)     (20,000)
Dividends declared on Preferred Stock             -            -             -         -            -       (23,000)     (23,000)
Net loss for the year                             -            -             -         -            -    (1,883,087)  (1,883,087)
                                             ------   ----------    ----------  --------   ----------   -----------   ----------

Balances at December 31, 2002                41,000      205,000    55,328,166    55,328   16,523,164   (13,660,718)   2,917,774

Issuance of preferred stock for Cash         91,700      458,500             -         -            -             -      458,500
   Less costs of raising capital                  -            -             -         -      (45,850)            -      (45,850)
Issuance of common stock for
   Cash                                           -            -     4,552,183     4,552    1,179,630             -    1,184,182
   Conversion of debenture                        -            -     4,561,753     4,562    1,086,364             -    1,090,926
   Exercise of warrant for cash                   -            -     2,086,350     2,086    2,084,264             -    2,086,350
   Payment of preferred stock dividends           -            -        46,176        46       20,464             -       20,510
   Conversion of preferred stock            (29,000)    (145,000)      319,000       319      144,681             -            -
Costs of acquiring convertible debenture          -            -             -         -      (16,000)            -            -
Beneficial Conversion Discount
   Feature on preferred stock                     -            -             -         -       93,678             -       93,678
Dividends declared on Preferred Stock             -            -             -         -            -       (28,931)     (28,931)
Net loss for the year                             -            -             -         -            -    (2,939,395)  (2,939,395)
                                            -------   ----------    ----------  --------   ----------   -----------    ---------

Balances at December 31, 2003                62,700   $  518,500    66,893,628  $ 66,894   $21,070,395 $(16,629,044)  $4,508,245
                                            =======   ==========    ==========  ========   ===========  ===========    =========



The accompanying notes are an integral part of these consolidated financial statements.
                                                                             F-6

                            AMERICAN AMMUNITION, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 2003 and 2002

                                                                                 Year ended      Year ended
                                                                                December 31,    December 31,
                                                                                    2003           2002
                                                                                ------------------------------
Cash flows from operating activities
   Net loss for the year                                                        $(2,939,395)    $(1,883,087)
   Adjustments to reconcile net loss to net
     cash provided by operating activities
       Depreciation and amortization                                                673,090         655,585
       Bad debt expense                                                               2,522               -
       Gain on forgiveness of accounts payable                                     (339,202)              -
       Gain on sale of equipment                                                     (7,900)              -
       Amortization of conversion discount on preferred stock                        93,678               -
       Compensation expense related to common stock
         issuances at less than "fair value"                                        882,291          11,538
       Common stock issued for fees and services                                          -          33,395
       Accrued interest converted to common stock                                         -          24,000
       (Increase) Decrease in
         Accounts receivable                                                       (492,069)        (31,288)
         Inventory                                                                 (727,942)       (258,884)
         Prepaid expenses, deposits and other                                       (20,997)        (13,483)
       Increase (Decrease) in
         Accounts payable and other accrued liabilities                              53,157         126,384
         Accrued payroll                                                            (18,709)         18,709
         Customer deposits                                                          (76,853)         80,953
                                                                                -----------     -----------
Net cash provided by (used in) operating activities                              (2,918,329)     (1,236,178)
                                                                                -----------     -----------

Cash flows from investing activities
   Cash received on sale of equipment                                                 7,900               -
   Purchase of property and equipment                                              (288,891)       (386,955)
                                                                                -----------     -----------
Net cash used in investing activities                                              (280,991)       (386,955)
                                                                                -----------     -----------

Cash flows from financing activities
   Increase in cash overdraft                                                             -               -
   Cash received (paid) on short term loans - net                                         -               -
   Cash received on long-term loans                                                       -               -
   Principal paid on long-term loans                                               (450,000)       (500,000)
   Principal paid on long-term capital leases                                        (9,507)         (8,365)
   Cash received on sale of Mandatory Convertible Preferred Stock                   458,500               -
   Cash received on issuance of Mandatory Convertible Debenture                     350,000         250,000
   Cash received on sale of common stock                                          3,260,532       1,462,395
   Cash paid to acquire capital                                                     (61,850)       (20,000)
                                                                                -----------     -----------
Net cash provided by financing activities                                         3,547,675       1,184,030
                                                                                -----------     -----------

INCREASE (DECREASE) IN CASH                                                         348,355        (439,103)

Cash at beginning of year                                                           157,316         596,419
                                                                                -----------     -----------
Cash at end of year                                                             $   505,671     $   157,316
                                                                                ===========     ===========

                                  - Continued -

The accompanying notes are an integral part of these consolidated financial statements.
                                                                             F-7

                            AMERICAN AMMUNITION, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                     Years ended December 31, 2003 and 2002


                                                                                 Year ended      Year ended
                                                                                December 31,    December 31,
                                                                                    2003           2002
                                                                                ------------------------------
Supplemental disclosure of interest
   and income taxes paid
     Interest paid for the period                                               $    26,170     $    29,735
                                                                                ===========     ===========
     Income taxes paid for the period                                           $         -     $         -
                                                                                ===========     ===========

Supplemental disclosure of non-cash
   investing and financing activities
     Conversion of debt into common stock                                       $   208,635     $   101,000
                                                                                ===========     ===========
     Payment of accounts payable with
       issuance of common stock                                                 $         -     $   182,017
                                                                                ===========     ===========
     Payment of accrued dividends on preferred
       stock with common stock                                                  $    30,511     $   10,400
                                                                                ===========     ===========




The accompanying notes are an integral part of these consolidated financial statements.
                                                                             F-8

                   AMERICAN AMMUNITION, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note A - Organization and Description of Business

American Ammunition, Inc. (AAI or Company) was incorporated on February 1, 2000 in the State of California as FirsTelevision.com. AAI subsequently changed its corporate name to FBI Fresh Burgers International which unsuccessfully marketed a business plan concept of a national "fast food" restaurant chain.

On September 29, 2001, the Company, F&F Equipment, Inc. (F&F) and the individual shareholders of F&F entered into an "Agreement For The Exchange Of Common Stock" (Exchange Agreement) whereby the shareholders of F&F exchanged 100.0% of the issued and outstanding stock of F&F for 21,000,000 post- forward split shares of restricted, unregistered common stock of the Company. F&F Equipment, Inc. then became a wholly-owned subsidiary of the Company.

F&F Equipment, Inc.(Company) was incorporated on October 4, 1983 under the laws of the State of Florida. The Company was formed to engage principally in the "import, export, retail & wholesale of firearms equipment, ammunition & other devices and for the purpose of transacting any and/or all lawful business." The Company conducts its business operations under the assumed name of "American Ammunition".

In June 2002, American Ammunition, Inc. formed a wholly owned subsidiary, Industrial Plating Enterprise Co. (IPE), which started production on June 14, 2002. IPE is a fully licensed and approved state of the art electrochemical metallization facility for processing the Company's line of projectiles as well as other products and services while employing environmentally sound water conservation and proven waste treatment techniques. The facility meets or exceeds all current environmental requirements and enjoys the "conditionally exempt small quantity generator" status for State and Federal regulations.


Note B - Preparation of Financial Statements

The acquisition of F&F Equipment, Inc., on September 29, 2001, by the Company effected a change in control and was accounted for as a "reverse acquisition" whereby F&F Equipment, Inc. was the accounting acquiror for financial statement purposes. Accordingly, the historical financial statements of the Company are those of F&F Equipment, Inc. from it's inception and those of the consolidated entity subsequent to the September 29, 2001 transaction date.

The Company and its subsidiaries follow the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and have adopted a year-end of December 31 for all entities.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   AMERICAN AMMUNITION, INC. AND SUBSIDIARIES

Note B - Preparation of Financial Statements - Continued

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented

For segment reporting purposes, the Company operated in only one industry segment during the periods represented in the accompanying financial statements and makes all operating decisions and allocates resources based on the best benefit to the Company as a whole.

The accompanying consolidated financial statements contain the accounts of American Ammunition, Inc. and its wholly-owned subsidiaries, F&F Equipment, Inc. and Industrial Plating Enterprise Co. All significant intercompany transactions have been eliminated. The consolidated entities are collectively referred to as "Company".


Note C - Summary of Significant Accounting Policies

1.   Cash and cash equivalents

     For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

     Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.


2.   Accounts receivable and Revenue Recognition

     In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located throughout the United States. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

     The Company ships all product on an FOB-Plant basis. Accordingly, revenue is recognized by the Company at the point at which an order is shipped at a fixed price, collection is reasonably assured, the Company has no remaining performance obligations and no right of return by the purchaser exists.


3.   Inventory

     Inventory consists of raw materials, work-in-process and finished goods related to the production and sale of small arms ammunition. Inventory is valued at the lower of cost or market using the first-in, first-out method.

                   AMERICAN AMMUNITION, INC. AND SUBSIDIARIES

Note C - Summary of Significant Accounting Policies - Continued

4.   Property, plant and equipment

     Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives of the individual assets using the straight-line method, generally three to ten years.

     Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.


5.   Income Taxes

     The Company uses the asset and liability method of accounting for income taxes. At December 31, 2003 and 2002, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

     As of December 31, 2003 and 2002, the deferred tax asset related to the Company's net operating loss carryforward is fully reserved. If these carryforwards are not utilized, they will begin to expire in 2005.


6.   Earnings (loss) per share

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of December 31, 2003 and 2002, and subsequent thereto, the Company had no options outstanding. The outstanding warrants and convertible preferred stock and mandatorily convertible debentures are anti- dilutive due to the Company's net operating loss position.


7.   Advertising costs

     The Company does not conduct any direct response advertising activities. For non-direct response advertising, the Company charges the costs of these efforts to operations at the first time the related advertising is published.

                   AMERICAN AMMUNITION, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Note D - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.


Note E - Inventory

As of December 31, 2003 and 2002, inventory consisted of the following components:

                                          December 31,       December 31,
                                              2003               2002
                                       -------------------------------------

           Raw materials                  $  523,550            $149,824
           Work in process                   360,450             116,216
           Finished goods                    212,832             118,774
                                          ----------             -------

           Totals                         $1,112,756            $384,814
                                           =========             =======


Note F - Property and Equipment

Property and equipment consist of the following components:

                                    December 31,   December 31,   Estimated
                                        2003           2002       useful life
                                    ------------   ------------  --------------

   Manufacturing equipment           $7,131,233     $6,843,135    3-10 years
   Office furniture and fixtures         62,893         58,528    3- 7 years
   Leasehold improvements               184,690        188,263    8-20 years
                                     ----------     ----------
                                      7,378,816      7,089,926
   Accumulated depreciation          (4,066,390)    (3,393,301)
                                      ---------      ---------

   Net property and equipment        $3,312,426     $3,696,625
                                      =========      =========

Total depreciation expense charged to operations for the years ended December 31, 2003 and 2002 was approximately $673,090 and $655,585, respectively.

                   AMERICAN AMMUNITION, INC. AND SUBSIDIARIES

Note F - Property and Equipment - Continued

Included in the amounts reflected in the accompanying balance sheet are the following fixed assets on long- term capital leases:

                                                  December 31,    December 31,
                                                      2003            2002
                                                  ------------- --------------

      Manufacturing and processing equipment       $153,400        $153,400
      Less accumulated depreciation                 (69,859)        (54,519)
                                                   --------        --------

                                                   $ 83,541       $  98,881
                                                   ========        ========

Note G - Capital Leases Payable

Capital leases payable consist of the following as of December 31, 2003 and 2002, respectively:

                                                                  December 31,     December 31,
                                                                      2003            2002
                                                                  ------------------------------
Three separate  capital leases payable to various  equipment financing  companies.  Interest  ranging  between 11.37% and
14.05%.   Payable  in  aggregate  monthly   installments  of
approximately  $935,  including  interest.  Final maturities
occur   between    September   2004   and   December   2004.
Collateralized    the   underlying   leased    manufacturing
equipment.                                                         $ 7,841          $17,348

      Less current maturities                                       (7,841)          (9,507)
                                                                    ------           -------
      Long-term portion                                            $     -          $ 7,841
                                                                    ======           =======

Future maturities of capital leases payable are as follows:

             Year ending
             December 31      Amount

               2004           $7,841
                               =====


Note H - Long-Term Debt Payable to a Bank

On June 28, 2001, the Company executed a $950,000 note payable to a financial institution. This note bore interest at the Wall Street Journal published prime rate plus 2.0%.

During Calendar 2002, the Company made five (5) lump-sum principal reductions aggregating $500,000 to the outstanding balance on this note. As of December 31, 2002, the Company owed $450,000 on this note. Upon each lump-sum payment, the Company executed a modification to the payment terms on the note.

During Calendar 2003, the Company made two (2) lump-sum principal reductions aggregating $450,000 to the outstanding balance on this note. As of March 31, 2003, this note was retired in full.

                   AMERICAN AMMUNITION, INC. AND SUBSIDIARIES

Note I - Convertible Debenture

On October 4, 2002, the Company issued an 8.0% Convertible Debenture (Debenture) in the face amount of $250,000 and a Warrant which requires the Holder to purchase shares of common stock equal to ten (10) times the number of shares of common stock issued to the Holder on conversion of the Debenture. In no event shall the number of shares issued under the Warrant exceed 30,000,000.

During the second quarter of Calendar 2003, the Holder made additional cash advances to the Company totaling $350,000 which were applied to the then outstanding principal balance on the Debenture.

The Debenture bears interest at 8.0% and matures on October 4, 2004. The full principal amount of the Debenture is due upon default, as defined in the Debenture agreement. The Debenture interest is payable monthly in arrears commencing on November 15, 2002.

At December 31, 2003 and 2002, respectively, the outstanding balance on the Debenture was approximately $391,365 and $250,000.

In  December   2002,   the  Company  and  the  Debenture   Holder   amended  the
above-referenced debenture and warrants as follows:

     The number of common shares into which the debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the conversion price, multiplied by ten times the dollar amount of the debenture being converted, divided by the conversion price. The conversion price is obtained by multiplying the average of the five (5) lowest Volume Weighted Average Prices (VWAP) during the 20 trading days prior to the date of conversion by the Discount Multiplier of 80%.

     The warrants are exercisable at $1.00 per share for up to 2,500,000 shares. The warrant holder is obligated to exercise the warrant concurrently with the conversion of the debenture for a number of shares equal to ten times the dollar amount of the debenture being converted.

The Company was obligated to file a Registration Statement under the Securities Act of 1933 to register the underlying conversion shares on either Form SB-2 or S-3. This Registration Statement was declared effective by the U. S. Securities and Exchange Commission on May 14, 2003.

                   AMERICAN AMMUNITION, INC. AND SUBSIDIARIES

Note I - Convertible Debenture - Continued

The Debenture Holder has contractually committed to convert not less than 5.0% and not more than 10.0% of the original face value of the Debenture monthly beginning the month after the effective date of the Registration Statement and the Holder is required to concurrently exercise warrants and purchase shares of common stock equal to ten (10) times the number of shares of common stock issued to the Holder upon the respective mandatory conversion of the Debenture.

The Holder has further contractually agreed to restrict its ability to convert the Debenture or exercise their warrants and receive shares of the Company's common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock of the Company.

In the event an election to convert is made and the volume weighted average price of the Company's common stock is below $0.30 per share, the Company shall have the right to prepay any portion of the outstanding Debenture that was elected to be converted, plus any accrued and unpaid interest, at 125.0%.

Due to the contractually agreed mandatory conversion of this Debenture, the Company has reflected this transaction in its balance sheet as a "mezzanine" level debt obligation on its balance sheet, between "Total Liabilities" and "Stockholders' Equity". Upon the respective mandatory conversion, the Company will relieve the respective portion of the Debenture and the any related accrued, but unpaid interest, and credit this amount to the respective "common stock" and "additional paid-in capital" accounts in the stockholder's equity section for the par value and excess amount over the par value of the respective shares issued.

As the warrant is non-detachable from the Debenture and requires simultaneous exercise upon conversion of the Debenture, no value was assigned to the issued warrant. Upon exercise of the warrant, the Company will record the issuance of the underlying shares as a new issuance of common stock on the date of each respective exercise.

On various dates through December 31, 2003, the Debenture Holder elected to convert an aggregate $208,635, through 24 separate transactions, in outstanding Debenture principal into restricted, unregistered common stock. This election caused the Company to issue 4,561,753 shares of restricted, unregistered common stock to the Debenture Holder. Additionally, pursuant to the contract terms, the Debenture Holder concurrently exercised a portion of the outstanding Warrant to purchase 2,086,350 shares of the Company's restricted, unregistered common stock for gross proceeds of $2,086,350.

As of December 31, 2003, pursuant to the conversion terms of the Debenture, the Debenture Holder was approximately $77,500 in arrears in the contractually obligated conversions, and accordingly, the related mandatory warrant exercise of approximately $775,000.


Note J - Preferred Stock Transactions

Preferred stock consists of the following as of December 31, 2003 and 2002, respectively:

                                         December 31, 2003   December 31, 2002
                                         ------------------   -----------------
                                         # shares    value    # shares   value
                                         --------  --------   --------  -------
Series A Cumulative Convertible Stock      12,000  $ 60,000     41,000  $205,000
Series B Cumulative Convertible Stock      91,700   458,500          -         -
                                         --------   -------   --------   -------
                                          103,700  $518,500     41,000  $205,000
                                         ========   =======   ========   =======

                   AMERICAN AMMUNITION, INC. AND SUBSIDIARIES

Note J - Preferred Stock Transactions - Continued

In September, October and November 2001, the Company sold an aggregate 222,600 shares of $5.00 Series A Convertible Preferred Stock (Series A Preferred Stock) for total proceeds of approximately $1,113,000 through a Private Placement Memorandum. The Series A Convertible Preferred Stock provides for cumulative dividends at a rate of 8.0% per year, payable quarterly, in cash or shares of the Company's common stock at the Company's election. Each share of Series A Preferred Stock is convertible into 11 shares of the Company's common stock initially at any time after 6 months of the date of issue and prior to the notice of redemption at the option of the holder, subject to adjustments for customary anti-dilution events. In December 2001, at the request of the holders of the Series A Preferred Stock, the Company and the individual holders modified the holding period for conversion to allow for conversion in December 2001.

In September 2001, the Company's principal stockholder converted approximately $4,007,327 of unsecured debt and approximately $3,546,273 of cumulative and unpaid accrued interest into 1,510,710 shares of Series A Preferred Stock.

In September 2001, a creditor of the Company agreed to convert approximately $10,000 of trade accounts payable into 2,000 shares of Series A Preferred Stock.

In December 2001, concurrent with a modification in the holding period prior to conversion, certain holders of the Series A Preferred Stock orally notified the Company of their intent to exercise the conversion features on 1,749,720 issued and outstanding shares of Series A Preferred Stock into 19,246,920 shares of common stock prior to December 31, 2001. Due to the timing of the requisite documentation, the clerical activities related to this conversion were not completed until February 2002.

In conjunction with the Series A Preferred Stock, certain shares were sold after the Company's common stock was approved for trading by the National Association of Securities Dealers on the OTC Bulletin Board in October 2001. The shares of Series A Preferred Stock sold subsequent to this date had an equivalent per share value of common stock below the ending quoted market price of the Company's common stock on their respective issue dates. This difference created a Beneficial Conversion Feature Discount of approximately $1,207,993. This discount was then amortized over the unexpired time period between the date of issue of the eligible shares and the eligible conversion date, as amended. All of the shares sold subsequent to the initial trading date were converted in December 2001 and, accordingly, the approximate $1,207,993 in Beneficial Conversion Feature Discount was fully amortized to operations.

In December 2002, a holder of 5,000 shares of Series A Preferred Stock exercised his conversion rights and converted these shares of Series A Preferred Stock into 55,000 shares of restricted, unregistered common stock.

In January 2003, three separate holders of 9,000 shares of Series A Preferred Stock exercised their conversion rights and converted these shares of Series A Preferred stock into 99,000 shares of restricted, unregistered common stock.

In May 2003, the Company sold an aggregate 91,700 shares of $5.00 Series B Convertible Preferred Stock (Series B Preferred Stock) for total proceeds of approximately $458,500 through a separate Private Placement Memorandum. The Series B Convertible Preferred Stock provides for cumulative dividends at a rate of 8.0% per year, payable quarterly, in cash or shares of the Company's common stock at the Company's election. Each share of Series B Preferred Stock is convertible into 11 shares of the Company's common stock initially at any time after 6 months of the date of issue and prior to the notice of redemption at the option of the holder, subject to adjustments for customary anti-dilution events.

                   AMERICAN AMMUNITION, INC. AND SUBSIDIARIES

Note K - Common Stock Transactions

In February 2002, the Company converted $100,000 in short-term debt payable and accrued interest of approximately $25,000 to an existing stockholder into 277,778 shares of restricted, unregistered common stock. This transaction was consummated at a price of $0.45 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. This transaction paid in full all outstanding short-term debt.

In March 2002, in two separate transactions, the Company sold an aggregate 1,388,890 shares of restricted, unregistered common stock to two separate investors for aggregate proceeds of approximately $500,000. Each sale was made at a price of $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of each respective transaction. These proceeds were used to supplement operational working capital.

In March 2002, the Company issued 32,000 shares of restricted, unregistered common stock to a member of the Company's Board of Directors for consulting services related to the Company's reverse merger transaction and for various marketing services. This transaction was valued at approximately $11,520, or $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

In March 2002, the Company issued 41,665 shares of restricted, unregistered common stock to an unrelated party for stockholder and other public relation services. This transaction was valued at approximately $15,000, or $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

In April and May 2002, the Company issued an aggregate 432,721 shares of restricted, unregistered common stock to three creditors in settlement of approximately $182,017 in open trade accounts payable. Each issuance was made at a price of either $0.45 or $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of each respective transaction.

In June 2002, the Company issued 347,223 shares of restricted, unregistered common stock to an existing stockholder to reimburse said stockholder for his cash payment on behalf of the Company of previously accrued legal fees associated with the bank related litigation, which was concluded in June 2001, and for other consulting services currently being provided by the stockholder. This transaction was valued at approximately $125,000, or $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

In June 2002, the Company sold 277,778 shares of restricted, unregistered common stock to an investor for aggregate proceeds of approximately $100,000. This sale was made at a price of $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds of this transaction were used to supplement operational working capital.

                   AMERICAN AMMUNITION, INC. AND SUBSIDIARIES

Note K - Common Stock Transactions - Continued

In July 2002, the Company sold 384,615 shares of restricted, unregistered common stock to an existing stockholder for cash proceeds of approximately $100,000. This sale was made at a price of $0.26 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds of this transaction were used to pay down an equivalent portion of the Company's long-term note payable to a bank.

In August 2002, the Company sold 384,615 shares of restricted, unregistered common stock to an existing stockholder for cash proceeds of $100,000. This sale was made at a price of $0.26 per share, which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.29 per share) and the selling price resulted in a charge to operations of approximately $11,346 for compensation expense related to common stock issuances at less than "fair value". The proceeds of this transaction were used to pay down an equivalent portion of the Company's long-term note payable to a bank.

In August 2002, the Company sold 20,506 shares of restricted, unregistered common stock to an existing stockholder for cash proceeds of approximately $6,152. This sale was made at a price of $0.30 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds of this transaction were used to directly retire a trade account payable to a specific vendor.

In August 2002, the Company issued 24,999 shares of restricted, unregistered common stock to an unrelated party for stockholder and other public relation services. This transaction was valued at approximately $6,875, or $0.28 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

In September 2002, the Company sold 277,778 shares of restricted, unregistered common stock to an existing stockholder for cash proceeds of approximately $100,000. This sale was made at a price of $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds of this transaction were used to pay down an equivalent portion of the Company's long-term note payable to a bank.

In September 2002, the Company sold 277,778 shares of restricted, unregistered common stock to an existing stockholder for cash proceeds of approximately $100,000. This sale was made at a price of $0.26 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds from this transaction were used to support operational working capital.

                   AMERICAN AMMUNITION, INC. AND SUBSIDIARIES

Note K - Common Stock Transactions - Continued

In September 2002, the Company sold 222,222 shares of restricted, unregistered common stock to an existing stockholder for cash proceeds of approximately $100,000. This sale was made at a price of $0.45 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds of this transaction were used to support operational working capital.

In November 2002, the Company sold 384,615 shares of restricted, unregistered common stock to an existing stockholder for cash proceeds of approximately $100,000. This sale was made at a price of $0.26 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds of this transaction were used to pay down an equivalent portion of the Company's long-term note payable to a bank.

In December 2002, the Company sold an aggregate 120,170 shares of restricted, unregistered common stock to an existing stockholder in three separate transactions valued at an aggregate of approximately $31,244. These sales were made at a price of $0.26 per share, which was in excess of the discounted "fair value" of the Company's common stock on the date of each respective transaction. The proceeds of this transaction were used to directly retire a trade account payable to a specific vendor.

In December 2002, the Company sold 384,615 shares of restricted, unregistered common stock to an existing stockholder for cash proceeds of approximately $100,000. This sale was made at a price of $0.26 per share, which was in excess of the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds of this transaction were used to pay down an equivalent portion of the Company's long-term note payable to a bank.

In December 2002, the Company issued 55,000 shares of restricted, unregistered common stock upon the exercise of 5,000 shares of outstanding Series A Preferred Stock upon the exercise of the conversion option by the Holder of the Series A Preferred Stock.

During June, July and September 2002, the Company issued an aggregate 21,987 shares of restricted, unregistered common stock in payment of approximately $10,400 in accrued dividends payable on the Company's outstanding Series A Preferred Stock for the quarters ended December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002.

In January 2003, the Company issued an aggregate 937,568 shares of restricted, unregistered common stock for cash proceeds of approximately $324,182. These sales were made at a price of either $0.23 or $0.36 per share, which was in excess of the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds of this transaction were used for operating working capital.

In February 2003, the Company issued 384,615 shares of restricted, unregistered common stock for cash proceeds of approximately $100,000. These sales were made at a price of $0.26 per share, which was in excess of the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds of this transaction were used to reduce the Company's outstanding long-term debt.

                   AMERICAN AMMUNITION, INC. AND SUBSIDIARIES

Note K - Common Stock Transactions - Continued

In March 2003, the Company issued 972,222 shares of restricted, unregistered common stock for cash proceeds of approximately $350,000. These sales were made at a price of $0.36 per share, which was in excess of the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds of this transaction were used to reduce the Company's outstanding long-term debt.

In March 2003, the Company issued an aggregate 966,608 shares of restricted, unregistered common stock to the Holder of the Company's 8.0% Convertible Debenture upon notice of conversion of $35,000 of outstanding principal and exercise of a portion of the outstanding warrant to purchase 350,000 shares of common stock. This transaction was valued at $385,000, or approximately $0.40 per share, which was in excess of the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The cash proceeds of this transaction were used to provide working capital and support operations.

In May 2003, the Company issued 1,967 shares of restricted, unregistered common stock in payment of approximately $1,200 in accrued dividends payable on the Company's outstanding Series A Preferred Stock for the quarter ended March 31, 2003.

During the period from July 1, 2003 through September 30, 2003, the Company issued an aggregate 2,902,129 shares of common stock, in 15 separate transactions, in exchange for the redemption of approximately $93,500 in outstanding debenture balance and approximately $935,000 in cash from the exercise of the affiliated warrant. Where the closing price of the Company's common stock was in excess of the respective price per share on the respective transaction date, the Company recognized a charge to operations for "compensation expense related to common stock issuances at less than "fair value". The cumulative effect of transactions where the transaction price, as established in the Debenture Agreement, was less than the closing price on the date of the respective transactions resulted in a cumulative charge to operations of approximately $317,539 during this time period.

In October 2003, in a separate transaction, the Company sold 2,200,000 shares of restricted, unregistered common stock to the Debenture Holder for cash proceeds of approximately $400,000, or approximately $0.18 per share, which was in excess of the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The cash proceeds of this transaction were used to provide working capital and support operations.

In October 2003, the Company issued an aggregate 1,659,847 shares of common stock, in 3 separate transactions, in exchange for the redemption of approximately $40,000 in outstanding debenture balance and approximately $400,000 in cash from the exercise of the affiliated warrant. Where the closing price of the Company's common stock was in excess of the respective price per share on the respective transaction date, the Company recognized a charge to operations for "compensation expense related to common stock issuances at less than "fair value". The cumulative effect of transactions where the transaction price, as established in the Debenture Agreement, was less than the closing price on the date of the respective transactions resulted in a cumulative charge to operations of approximately $146,189 during this time period.

In October 2003, the Company issued an aggregate 37,866 shares of restricted, unregistered common stock in payment of approximately $16,710 in accrued dividends payable on the Company's outstanding Series A and Series B Preferred Stock for the quarters ended June 30, 2003 and September 30, 2003, collectively.

                   AMERICAN AMMUNITION, INC. AND SUBSIDIARIES

Note L - Rental Commitments

The Company leases its corporate office and manufacturing facility from its controlling stockholder under a long-term operating lease agreement. The lease requires a monthly payment of approximately $5,410, including applicable sales taxes. The Company is responsible for all utilities and maintenance expenses. The lease expires on July 31, 2004 and contains a clause that upon expiration, the Company and the controlling shareholder shall renegotiate the annual rental amount. Total rent expense under this lease was approximately $67,075 and $54,100, respectively, for each of the years ended December 31, 2003 and 2002.

The Company's subsidiary, IPE, leases it's manufacturing facility from an unrelated third-party under a long- term operating lease agreement. This lease is for a period of five (5) years and requires graduated monthly payments, changing on the lease anniversary date, ranging from approximately $1,751 to $1,914, plus the applicable sales taxes. The Company is responsible for all utilities and maintenance expenses. The lease expires on February 28, 2007 and may be renewed for an additional five (5) year term at a rental rate of approximately $1,971, plus applicable sales taxes for the first renewal year and 3.0% increase on each succeeding anniversary date. Total rent expense under this lease was approximately $20,752 and $16,622, respectively, for each of the years ended December 31, 2003 and 2002.

Future minimum rental payments on the above leases are as follows:

              Year ended
              December 31,   Amount
              ----------------------
              2004           $ 60,754
              2005             23,565
              2006             24,276
              2007              4,076
                             ---------
              Totals         $112,671
                              =======

Note M - Income Taxes

The components of income tax (benefit) expense for the years ended December 31, 2003 and 2002, respectively, are as follows:

                              Year ended        Year ended
                             December 31,      December 31,
                                2003              2002
                             ------------------------------
       Federal:
         Current              $     -           $    -
         Deferred                   -                -
                              -------           ------
                                    -                -
                              -------           ------
       State:
         Current                    -                -
         Deferred                   -                -
                              -------           ------
                                    -                -
                              -------           ------
         Total                $     -           $    -
                              =======           ======

                   AMERICAN AMMUNITION, INC. AND SUBSIDIARIES

Note M - Income Taxes - Continued

As of December 31, 2003, the Company has a net operating loss carryforward of approximately $8,500,000 to offset future taxable income. Subject to current regulations, components of this carryforward will begin to expire in 2003. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense (benefit) for the years ended December 31, 2003 and 2002, respectively, differed from the statutory federal rate of 34 percent as follows:

                                                       Year ended    Year ended
                                                      December 31,  December 31,
                                                          2003           2002
                                                      --------------------------

Statutory rate applied to loss before income taxes     $(999,400)   $  (640,000)
Increase (decrease) in income taxes resulting from:
     State income taxes                                        -              -
     Other, including reserve for deferred tax asset     999,400        640,000
                                                       ---------    -----------

       Income tax expense                              $       -    $         -
                                                       =========    ===========

Temporary differences, consisting primarily of statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of December 31, 2003 and 2002, respectively:

                                                 Year ended     Year ended
                                                December 31,   December 31,
                                                    2003           2002
                                                ---------------------------
     Deferred tax assets - long-term
       Net operating loss carryforwards         $2,900,000     $2,244,000
     Deferred tax liabilities - long-term
       Statutory depreciation differences         (250,000)      (250,000)
                                                ----------     ----------
                                                 2,650,000      1,994,000
     Less valuation allowance                   (2,650,000)    (1,994,000)
                                                ----------     ----------

       Net Deferred Tax Asset                   $        -     $        -
                                                ==========     ==========

During the years ended December 31, 2003 and 2002, respectively, the valuation allowance increased by approximately $656,000 and $629,000.

                   AMERICAN AMMUNITION, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Note N - Revenue Concentrations

The Company sells to both commercial and governmental customers, in both domestic and foreign markets. The following table shows the Company's gross revenue composition:

                             Year ended                Year ended
                          December 31, 2003         December 31, 2002
                          -----------------         -----------------
                        Amount     % of total     Amount     % of total
                        ---------------------     ---------------------
Domestic
   Commercial
     Customer A         $   524,210    24.96      $  555,895     43.24
     Customer B             463,423    22.07               -         -
     Customer C             188,546     8.98         347,100     22.80
     Others                 348,022    16.58         619,705     33.96
                        -----------   ------      ----------    ------
                          1,524,201    72.59       1,522,700    100.00
                        -----------   ------      ----------    ------
   Governmental
     Customer D             421,290    20.06               -         -
     Others                  23,663     1.12               -         -
                        -----------   ------      ----------    ------
                            444,953    21.18               -         -
                        -----------   ------      ----------    ------
Foreign
   Governmental             130,710     6.23               -         -
                        -----------   ------      ----------    ------
     Totals             $ 2,099,864   100.00      $ 1,522,700   100.00
                        ===========   ======      ===========   ======




                (Remainder of this page left blank intentionally)

                   AMERICAN AMMUNITION, INC. AND SUBSIDIARIES

Note O - Selected Financial Data (Unaudited)

The following is a summary of the quarterly results of operations for the years ended December 31, 2003 and 2002, respectively.

                              Quarter ended   Quarter ended   Quarter ended   Quarter ended   Year ended
                                March 31,       June 30,       September 30,   December 31,   December 31,
Calendar 2003
   Revenues - net              $   608,437     $    289,551    $    317,729    $    769,280   $   1,984,997
   Gross profit                $   (66,668)    $   (463,653)   $   (462,483)   $   (254,221)  $  (1,247,025)
   Net earnings after
     provision for
     income taxes              $  (300,355)    $ (1,232,951)   $ (1,200,981)   $   (205,108)  $  (2,939,395)
   Basic and fully diluted
     earnings per share        $     (0.01)    $      (0.02)   $      (0.02)            nil   $       (0.05)
   Weighted average
     number of shares
     issued and outstanding     56,638,979       59,294,402      61,683,424      66,253,535      61,202,839

Calendar 2002
   Revenues - net              $   272,493     $    434,641    $    570,320    $    131,910   $   1,409,364
   Gross profit                $  (144,971)    $    (74,098)   $   (223,402)   $   (604,819)  $  (1,047,290)
   Net earnings after
     provision for
     income taxes              $  (236,254)    $   (262,562)   $   (528,024)   $   (856,247)  $  (1,883,087)
   Basic and fully diluted
     earnings per share        $     (0.01)    $      (0.01)   $      (0.01)   $      (0.01)  $       (0.04)
   Weighted average
     number of shares
     issued and outstanding     50,165,120       52,023,409      53,395,558      54,684,555      52,605,993





                (Remainder of this page left blank intentionally)

                   American Ammunition, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                           September 30, 2004 and 2003

                                   (Unaudited)

                                                                September 30,   September 30,
                                                                    2004             2003
                                                                ------------    ------------
                                     ASSETS
Current Assets
   Cash on hand and in bank                                     $     658,641     $1,347,532
   Accounts receivable - trade, net allowance for
     doubtful accounts of $-0- and $-0-, respectively                 255,236        288,503
   Inventory                                                        1,025,824        651,097
   Prepaid expenses                                                    62,725         36,421
                                                                -------------   -------------

     Total Current Assets                                           2,002,426      2,323,553
                                                                -------------   -------------


Property and Equipment - at cost or contributed value
   Manufacturing equipment                                          7,623,415      6,895,850
   Office furniture and fixtures                                       82,719         62,893
   Leasehold improvements                                             187,397        190,028
                                                                -------------   -------------
                                                                    7,893,531      7,148,771
   Accumulated depreciation                                        (4,595,887)    (3,891,321)
                                                                -------------   -------------

     Net Property and Equipment                                     3,297,644      3,257,450
                                                                -------------   -------------


Other Assets
   Deposits and other                                                 415,000         77,860
                                                                -------------   -------------

TOTAL ASSETS                                                    $   5,715,070   $  5,658,863
                                                                =============   =============



                                  - Continued -

                   American Ammunition, Inc. and Subsidiaries
                     Consolidated Balance Sheets - Continued
                           September 30, 2004 and 2003

                                   (Unaudited)

                                                                September 30,   September 30,
                                                                    2004             2003
                                                                ------------    ------------
                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Current maturities of leases payable                          $        525   $       9,507
   Customer deposits                                                  220,006           4,100
   Accounts payable - trade                                           665,077         471,085
   Working capital advance                                             74,000         400,000
   Other accrued liabilities                                           82,866          63,071
                                                                -------------   -------------

     Total Current Liabilities                                      1,042,474         947,763

Long-Term Liabilities                                                       -               -
   Capital leases payable                                                   -             828
                                                                -------------   -------------

     Total Liabilities                                              1,042,474         948,591
                                                                -------------   -------------

Commitments and Contingencies

Convertible Debenture                                                 266,365         431,365
                                                                -------------   -------------

Mandatory Convertible Preferred Stock
   net of Beneficial Conversion Discount Feature
     91,700 and 123,700 shares issued and outstanding                 518,500         602,610
                                                                -------------   -------------

Stockholders' Equity
   Preferred stock - $0.001 par value
     20,000,000 shares authorized.
     1,795,320 shares allocated to Series A                                 -               -
     1,000,000 shares allocated to Series B                                 -               -
   Common stock - $0.001 par value.
     300,000,000 shares authorized.
     73,686,672 and 62,718,137 shares issued and outstanding           73,687          62,718
   Additional paid-in capital                                      23,098,312      19,961,671
   Accumulated deficit                                            (19,009,268)    (16,348,092)
                                                                -------------   -------------
                                                                    4,162,731       3,676,297
   Stock subscription receivable                                     (275,000)              -
                                                                -------------   -------------

   Total Stockholders' Equity                                       3,887,731       3,676,297
                                                                -------------   -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $   5,715,070   $   5,658,863
                                                                =============   =============




The accompanying notes are an integral part of these consolidated financial statements.
                                                                            F-26

                   American Ammunition, Inc. and Subsidiaries
      Consolidated Statements of Operations and Comprehensive Income (Loss)
             Nine and Three months ended September 30, 2004 and 2003

                                   (Unaudited)

                                              Nine months       Nine months     Three months      Three months
                                                 ended             ended           ended             ended
                                             September 30,      September 30,   September 30,     September 30,
                                                 2004              2003              2004              2003
                                             ---------------  ----------------  ----------------  -------------

Revenues                                     $     1,712,280  $      1,215,717  $        861,988  $     317,729
                                             ---------------  ----------------  ----------------  -------------

Cost of Sales
   Materials, Direct Labor
      and other direct costs                       1,911,210         1,713,888           308,503        614,748
   Depreciation                                      523,815           494,633           176,304        165,464
                                             ---------------  ----------------  ----------------  -------------
      Total Cost of Sales                          2,435,025         2,208,521           484,807        780,212
                                             ---------------  ----------------  ----------------  -------------

Gross Profit                                        (722,745)         (992,804)          377,181       (462,483)
                                             ---------------  ----------------  ----------------  -------------

Operating Expenses
   Research and development expenses                   8,332             9,208             1,858          8,824
   Marketing and promotion expenses                  368,458            30,350           114,404         16,835
   Other operating expenses                          845,663           788,599           250,570        330,127
   Bad debt expense                                   27,819                 -                 -              -
   Interest expense                                   15,825            26,270                58          9,725
   Depreciation expense                                5,681             3,387             1,894          1,129
   Compensation expense related to
      common stock issuances at less
      than "fair value"                              356,000           736,102                 -        371,798
                                             ---------------  ----------------  ----------------  -------------
      Total Operating Expenses                     1,627,778         1,593,916           368,784        738,498
                                             ---------------  ----------------  ----------------  -------------

Loss from Operations                              (2,350,523)       (2,586,720)            8,397     (1,200,981)

Other Income (Expense)
   Interest and other income                           1,409             2,594             1,155              -
   Amortization of Beneficial
      Conversion Feature Discount
      on Preferred Stock                                   -           (77,787)                -        (46,839)
                                             ---------------  ----------------  ----------------  -------------
Loss before Income Taxes                          (2,349,114)       (2,661,913)            9,552     (1,247,820)
Provision for Income Taxes                                 -                 -                 -              -
                                             ---------------  ----------------  ----------------  -------------

Net Loss                                          (2,349,114)       (2,661,913)            9,552     (1,247,820)
Other Comprehensive Income                                 -                 -                 -              -
                                             ---------------  ----------------  ----------------  -------------

Comprehensive Loss                           $    (2,349,114) $     (2,661,913) $          9,552  $  (1,248,820)
                                             ===============  ================  ================  =============

Loss per weighted-average share of
   common stock outstanding, computed
   on net loss - basic and fully diluted     $         (0.03) $          (0.04) $          (0.00) $       (0.02)
                                             ===============  ================  ================  =============
Weighted-average number of
   common shares outstanding                      70,873,791        59,222,995        73,673,416     61,683,424
                                             ===============  ================  ================  =============

The accompanying notes are an integral part of these consolidated financial statements.
                                                                            F-27

                   American Ammunition, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                  Nine months ended September 30, 2004 and 2003

                                   (Unaudited)

                                                                  Nine months   Nine months
                                                                     ended          ended
                                                                 September 30,  September 30,
                                                                     2004           2003
                                                                 -------------- -------------
Cash flows from operating activities
   Net loss for the year                                         $   (2,349,114)$  (2,661,913)
   Adjustments to reconcile net loss to
     net cash provided by operating activities
       Depreciation and amortization                                    529,496       498,020
       Bad debt expense                                                  27,819             -
       Accretion of Beneficial Conversion Feature
         Discount on Preferred Stock                                          -        77,787
       Compensation expense related to common stock
         issuances at less than "fair value"                            356,000       736,102
       Common stock issued for fees and services                         90,160             -
       (Increase) Decrease in
         Accounts receivable                                            237,780      (257,215)
         Inventory                                                       86,932      (266,283)
         Prepaid expenses, deposits and other                           (28,137)      (17,030)
       Increase (Decrease) in
         Accounts payable - trade                                        36,213        56,175
         Other accrued expenses                                          69,445        10,101
         Customer deposits                                              215,906       (76,853)
                                                                 -------------- -------------
Net cash used in operating activities                                  (727,500)   (1,901,109)
                                                                 -------------- -------------

Cash flows from investing activities
   Purchase of property and equipment                                  (436,214)      (58,845)
                                                                 -------------- -------------
Net cash used in investing activities                                  (436,214)      (58,845)
                                                                 -------------- -------------

Cash flows from financing activities
   Funding of working capital advance                                    74,000       400,000
   Principal paid on long-term debt                                           -      (450,000)
   Principal paid on long-term capital leases                            (7,316)       (7,013)
   Cash paid to obtain capital                                                -       (61,850)
   Cash received on convertible debenture                                     -       350,000
   Cash received on sale of convertible preferred stock                       -       458,500
   Cash received on sale of common stock                              1,250,000     2,460,533
                                                                 -------------- -------------
Net cash provided by financing activities                             1,316,684     3,150,170
                                                                 -------------- -------------

Increase (Decrease) in Cash                                             152,970     1,190,216

Cash at beginning of year                                               505,671       157,316
                                                                 -------------- -------------

Cash at end of year                                              $      658,641 $   1,347,532
                                                                 ============== =============

                                  - Continued -

                   American Ammunition, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                  Nine months ended September 30, 2004 and 2003

                                   (Unaudited)

                                                                  Nine months   Nine months
                                                                     ended          ended
                                                                 September 30,  September 30,
                                                                     2004           2003
                                                                 -------------- -------------
Supplemental disclosure of interest
   and income taxes paid
     Interest paid for the period                                $          825 $      26,170
                                                                 ============== =============
     Income taxes paid for the period                            $            - $           -
                                                                 ============== =============


Supplemental disclosure of non-cash
   investing and financing activities
     Asset purchase agreement for equipment,
     inventory and intellectual property accrued
     as a component of accounts payable                          $      500,000 $           -
                                                                 ============== =============





The accompanying notes are an integral part of these consolidated financial statements.
                                                                            F-29

                   American Ammunition, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements


Note A - Organization and Description of Business

American Ammunition, Inc. (AAI or Company) was incorporated on February 1, 2000 in the State of California as FirsTelevision.com. AAI subsequently changed its corporate name to FBI Fresh Burgers International which unsuccessfully marketed a business plan concept of a national "fast food" restaurant chain.

On September 29, 2001, the Company, F&F Equipment, Inc. (F&F) and the individual shareholders of F&F entered into an "Agreement For The Exchange Of Common Stock" (Exchange Agreement) whereby the shareholders of F&F exchanged 100.0% of the issued and outstanding stock of F&F for 21,000,000 post-forward split shares of restricted, unregistered common stock of the Company. F&F Equipment, Inc. then became a wholly-owned subsidiary of the Company.

F&F Equipment, Inc.(Company) was incorporated on October 4, 1983 under the laws of the State of Florida. The Company was formed to engage principally in the "import, export, retail & wholesale of firearms equipment, ammunition & other devices and for the purpose of transacting any and/or all lawful business." The Company conducts its business operations under the assumed name of "American Ammunition".

In June 2002, American Ammunition, Inc. formed a wholly owned subsidiary, Industrial Plating Enterprise Co. (IPE), which started production on June 14, 2002. IPE is a fully licensed and approved state of the art electrochemical metallization facility for processing the Company's line of projectiles as well as other products and services while employing environmentally sound water conservation and proven waste treatment techniques. The facility meets or exceeds all current environmental requirements and enjoys the "conditionally exempt small quantity generator" status for State and Federal regulations.


Note B - Preparation of Financial Statements

The acquisition of F&F Equipment, Inc., on September 29, 2001, by the Company effected a change in control and was accounted for as a "reverse acquisition" whereby F&F Equipment, Inc. was the accounting acquiror for financial statement purposes. Accordingly, the historical financial statements of the Company are those of F&F Equipment, Inc. from it's inception and those of the consolidated entity subsequent to the September 29, 2001 transaction date.

The Company and its subsidiaries follow the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and have adopted a year-end of December 31 for all entities.

                   American Ammunition, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements


Note B - Preparation of Financial Statements - Continued


The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented

For segment reporting purposes, the Company operated in only one industry segment during the periods represented in the accompanying financial statements and makes all operating decisions and allocates resources based on the best benefit to the Company as a whole.

During interim periods, the Company follows the accounting policies set forth in its annual audited financial statements filed with the U. S. Securities and Exchange Commission on its Annual Report on Form 10-KSB for the year ended December 31, 2003. The information presented within these interim financial statements may not include all disclosures required by accounting principles generally accepted in the United States of America and the users of financial information provided for interim periods should refer to the annual financial information and footnotes when reviewing the interim financial results presented herein.

In the opinion of management, the accompanying interim financial statements, prepared in accordance with the U. S. Securities and Exchange Commission's
instructions   for  Form  10-QSB,   are   unaudited  and  contain  all  material
adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented. The current period results of operations are not necessarily indicative of results which ultimately will be reported for the full fiscal year ending December 31, 2004.

The accompanying consolidated financial statements contain the accounts of American Ammunition, Inc. and its wholly-owned subsidiaries, F&F Equipment, Inc. and Industrial Plating Enterprise Co. All significant intercompany transactions have been eliminated. The consolidated entities are collectively referred to as "Company".


Note C - Summary of Significant Accounting Policies

1.   Cash and cash equivalents

     For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

     Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

2.   Accounts receivable and Revenue Recognition

     In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located throughout the United States. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

                   American Ammunition, Inc. and Subsidiaries

Note C - Summary of Significant Accounting Policies - Continued

     The Company ships all product on an FOB-Plant basis. Accordingly, revenue is recognized by the Company at the point at which an order is shipped at a fixed price, collection is reasonably assured, the Company has no remaining performance obligations and no right of return by the purchaser exists.

3.   Inventory

     Inventory consists of raw materials, work-in-process and finished goods related to the production and sale of small arms ammunition. Inventory is valued at the lower of cost or market using the first-in, first-out method.

4.   Property, plant and equipment

     Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives of the individual assets using the straight-line method, generally three to ten years.

     Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

5.   Income Taxes

     The Company uses the asset and liability method of accounting for income taxes. At September 30, 2004 and 2003, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

     As of September 30, 2004 and 2003, the deferred tax asset related to the Company's net operating loss carryforward is fully reserved. If these carryforwards are not utilized, they will begin to expire in 2005.

6.   Earnings (loss) per share

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements. Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company's net income (loss) position at the calculation date.

     At September 30, 2004 and 2003, the Company had no common stock equivalents outstanding.

7.   Advertising costs

     The Company does not conduct any direct response advertising activities. For non-direct response advertising, the Company charges the costs of these efforts to operations at the first time the related advertising is published.

                   American Ammunition, Inc. and Subsidiaries

Note D - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.


Note E - Concentrations of Credit Risk

The Company maintains its cash accounts in a financial institution subject to insurance coverage issued by the Federal Deposit Insurance Corporation (FDIC). Under FDIC rules, the separate companies are each entitled to aggregate coverage of $100,000 per account type per separate legal entity per financial institution. During the years ended December 31, 2003 and 2002 and for the nine month period ended September 30, 2004, respectively, the various operating companies had deposits in a financial institution with credit risk exposures in excess of statutory FDIC coverage. The Company has incurred no losses as a result of any of these unsecured situations.


Note F - Inventory

As of September 30, 2004 and 2003, inventory consisted of the following components:

                               September 30,    September 30,
                                  2004               2003
                               -------------    -------------

         Raw materials           $   231,456      $   205,818
         Work in process             515,622          246,477
         Finished goods              278,746          198,802
                                 -----------      -----------

         Totals                  $ 1,025,824      $   651,097
                                 ===========      ===========




                (Remainder of this page left blank intentionally)

                   American Ammunition, Inc. and Subsidiaries

Note G - Property and Equipment

Property and equipment consist of the following components:

                                    September 30,    September 30,    Estimated
                                        2004             2003        useful life
                                    -------------- ---------------   -----------

   Manufacturing equipment          $   7,623,415     $  6,895,850    3-10 years
   Office furniture and fixtures           82,719           62,893     3-7 years
   Leasehold improvements                 187,397          190,028    8-20 years
                                    -------------     ------------
                                        7,893,531        7,148,771
   Accumulated depreciation            (4,595,887)      (3,891,321)
                                    -------------     ------------

   Net property and equipment       $   3,297,644     $  3,257,450
                                    =============     ============

Total depreciation expense charged to operations for the respective nine month periods ended September 30, 2004 and 2003 was approximately $529,496 and $498,020.

Included in the amounts reflected in the accompanying balance sheet are the following fixed assets on long-term capital leases:

                                            September 30,    September 30,
                                                2004               2003
                                            -------------    -------------

     Manufacturing equipment                 $   153,400      $   153,400
     Less accumulated depreciation               (81,364)         (66,024)
                                             -----------      -----------
                                             $    72,036      $    87,376
                                             ===========      ===========


Note H - Working Capital Advance

On March 13, 2003, La Jolla Cove Investors, Inc., the holder of the Company's convertible debenture, advanced the Company an additional $200,000 for working capital purposes. At La Jolla Cove's sole discretion, the $200,000 could be allocated in any proportion to a) an increase in the principal amount of the debenture and/or b) a prepayment for a future warrant exercise. During the 2nd quarter of 2003, La Jolla elected to add this balance to the principal balance on the convertible debenture.

In August 2004, the Company's controlling shareholders advanced the Company approximately $74,000 for working capital to fund certain capital equipment purchases. These advances are non-interest bearing and are repayable upon demand.




                (Remainder of this page left blank intentionally)

                   American Ammunition, Inc. and Subsidiaries

Note I- Capital Leases Payable

Capital leases payable consist of the following as of September 30, 2004 and 2003, respectively:

                                                                  September 30, September 30,
                                                                    2004            2003
                                                                  ------------- -------------
Three  capital  leases,  respectively,  payable  to  various equipment  financing  companies.  Interest  ranging  between
11.37% and 14.05%. Payable in aggregate monthly installments of approximately  $935,  including accrued  interest.  Final maturities  occur between  September 2004 and December 2004.
Collateralized  by  the  underlying   leased   manufacturing
equipment.                                                         $     525    $  10,335

     Less current maturities                                            (525)      (9,507)
                                                                   ---------    ---------
     Long-term portion                                             $       -    $     828
                                                                   =========    =========

Future maturities of capital leases payable are as follows:

                   Year ending
                   December 31      Amount
                   ------------------------

                    2004            $ 2,606
                                    =======

Note J - Convertible Debenture

On October 4, 2002, the Company issued an 8.0% Convertible Debenture (Debenture) in the face amount of $250,000 and a Warrant which requires the Holder to purchase shares of common stock equal to ten (10) times the number of shares of common stock issued to the Holder on conversion of the Debenture. In no event shall the number of shares issued under the Warrant exceed 30,000,000.

During the second quarter of Calendar 2003, the Holder made additional cash advances to the Company totaling $350,000 which were applied to the then outstanding principal balance on the Debenture.

The Debenture bears interest at 8.0% and matures on October 4, 2004. The full principal amount of the Debenture is due upon default, as defined in the Debenture agreement. The Debenture interest is payable monthly in arrears commencing on November 15, 2002.

                   American Ammunition, Inc. and Subsidiaries

Note J - Convertible Debenture - Continued

At June 30, 2004 and 2003, respectively, the outstanding balance on the Debenture was approximately $266,365 and $524,865.

In  December   2002,   the  Company  and  the  Debenture   Holder   amended  the
above-referenced debenture and warrants as follows:

     The number of common shares into which the debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the conversion price, multiplied by ten times the dollar amount of the debenture being converted, divided by the conversion price. The conversion price is obtained by multiplying the average of the five (5) lowest Volume Weighted Average Prices (VWAP) during the 20 trading days prior to the date of conversion by the Discount Multiplier of 80%.

     The warrants are exercisable at $1.00 per share for up to 2,500,000 shares. The warrant holder is obligated to exercise the warrant concurrently with the conversion of the debenture for a number of shares equal to ten times the dollar amount of the debenture being converted.

The Company was obligated to file a Registration Statement under the Securities Act of 1933 to register the underlying conversion shares on either Form SB-2 or S-3. This Registration Statement was declared effective by the U. S. Securities and Exchange Commission on May 14, 2003.

The Debenture Holder has contractually committed to convert not less than 5.0% and not more than 10.0% of the original face value of the Debenture monthly beginning the month after the effective date of the Registration Statement and the Holder is required to concurrently exercise warrants and purchase shares of common stock equal to ten (10) times the number of shares of common stock issued to the Holder upon the respective mandatory conversion of the Debenture.

The Holder has further contractually agreed to restrict its ability to convert the Debenture or exercise their warrants and receive shares of the Company's common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock of the Company.

In the event an election to convert is made and the volume weighted average price of the Company's common stock is below $0.30 per share, the Company shall have the right to prepay any portion of the outstanding Debenture that was elected to be converted, plus any accrued and unpaid interest, at 125.0%.

                   American Ammunition, Inc. and Subsidiaries

Note J - Convertible Debenture - Continued



Due to the contractually agreed mandatory conversion of this Debenture, the Company has reflected this transaction in its balance sheet as a "mezzanine" level debt obligation on its balance sheet, between "Total Liabilities" and "Stockholders' Equity". Upon the respective mandatory conversion, the Company will relieve the respective portion of the Debenture and the any related accrued, but unpaid interest, and credit this amount to the respective "common stock" and "additional paid-in capital" accounts in the stockholder's equity section for the par value and excess amount over the par value of the respective shares issued.

As the warrant is non-detachable from the Debenture and requires simultaneous exercise upon conversion of the Debenture, no value was assigned to the issued warrant. Upon exercise of the warrant, the Company will record the issuance of the underlying shares as a new issuance of common stock on the date of each respective exercise.

On various dates through June 30, 2004, the Debenture Holder elected to convert an aggregate $333,635, through 29 separate transactions, in outstanding Debenture principal into restricted, unregistered common stock. This election caused the Company to issue 8,711,753 shares of restricted, unregistered common stock to the Debenture Holder. Additionally, pursuant to the contract terms, the Debenture Holder concurrently exercised a portion of the outstanding Warrant to purchase 3,336,350 shares of the Company's restricted, unregistered common stock for gross proceeds of $3,336,350.

As of June 30, 2004, pursuant to the conversion terms of the Debenture, the Debenture Holder is in arrears in the contractually obligated conversions, and accordingly, the related mandatory warrant exercise and owes the Company an aggregate $275,000 in cash for Warrant exercise and debenture conversion transactions.




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                                                                            F-38

                   American Ammunition, Inc. and Subsidiaries

Note K - Preferred Stock Transactions

Preferred stock consists of the following as of September 30, 2004 and 2003, respectively:

                                              September 30, 2004      September 30, 2003
                                              ------------------      ------------------
                                              # shares   value       # shares    value
                                              -------- ---------     --------  ---------
Series A Cumulative Convertible Stock           12,000 $  60,000       32,000  $ 160,000
Series B Cumulative Convertible Stock           91,700   458,500       91,700    458,500
                                              -------- ---------     --------  ---------
                                               103,700   518,500      123,700    618,500
                                                       =========               =========
Beneficial Conversion Feature Discount                                           (15,890)
                                                       ---------               ---------

     Totals                                              518,500               $ 602,610
                                                       =========               =========

In September, October and November 2001, the Company sold an aggregate 222,600 shares of $5.00 Series A Convertible Preferred Stock (Series A Preferred Stock) for total proceeds of approximately $1,113,000 through a Private Placement Memorandum. The Series A Convertible Preferred Stock provides for cumulative dividends at a rate of 8.0% per year, payable quarterly, in cash or shares of the Company's common stock at the Company's election. Each share of Series A Preferred Stock is convertible into 11 shares of the Company's common stock initially at any time after 6 months of the date of issue and prior to the notice of redemption at the option of the holder, subject to adjustments for customary anti-dilution events. In December 2001, at the request of the holders of the Series A Preferred Stock, the Company and the individual holders modified the holding period for conversion to allow for conversion in December 2001.

In September 2001, the Company's principal stockholder converted approximately $4,007,327 of unsecured debt and approximately $3,546,273 of cumulative and unpaid accrued interest into 1,510,710 shares of Series A Preferred Stock.

In September 2001, a creditor of the Company agreed to convert approximately $10,000 of trade accounts payable into 2,000 shares of Series A Preferred Stock.

In December 2001, concurrent with a modification in the holding period prior to conversion, certain holders of the Series A Preferred Stock orally notified the Company of their intent to exercise the conversion features on 1,749,720 issued and outstanding shares of Series A Preferred Stock into 19,246,920 shares of common stock prior to December 31, 2001. Due to the timing of the requisite documentation, the clerical activities related to this conversion were not completed until February 2002.

In conjunction with the Series A Preferred Stock, certain shares were sold after the Company's common stock was approved for trading by the National Association of Securities Dealers on the OTC Bulletin Board in October 2001. The shares of Series A Preferred Stock sold subsequent to this date had an equivalent per share value of common stock below the ending quoted market price of the Company's common stock on their respective issue dates. This difference created a Beneficial Conversion Feature Discount of approximately $1,207,993. This discount was then amortized over the unexpired time period between the date of issue of the eligible shares and the eligible conversion date, as amended. All of the shares sold subsequent to the initial trading date were converted in December 2001 and, accordingly, the approximate $1,207,993 in Beneficial Conversion Feature Discount was fully amortized to operations.

In December 2002, a holder of 5,000 shares of Series A Preferred Stock exercised his conversion rights and converted these shares of Series A Preferred Stock into 55,000 shares of restricted, unregistered common stock.

                   American Ammunition, Inc. and Subsidiaries

Note K - Preferred Stock Transactions - Continued

In January 2003, three separate holders of 9,000 shares of Series A Preferred Stock exercised their conversion rights and converted these shares of Series A Preferred stock into 99,000 shares of restricted, unregistered common stock.

In May 2003, the Company sold an aggregate 91,700 shares of $5.00 Series B Convertible Preferred Stock (Series B Preferred Stock) for total proceeds of approximately $458,500 through a separate Private Placement Memorandum. The Series B Convertible Preferred Stock provides for cumulative dividends at a rate of 8.0% per year, payable quarterly, in cash or shares of the Company's common stock at the Company's election. Each share of Series B Preferred Stock is convertible into 11 shares of the Company's common stock initially at any time after 6 months of the date of issue and prior to the notice of redemption at the option of the holder, subject to adjustments for customary anti-dilution events.


Note L - Common Stock Transactions

In January 2003, the Company issued an aggregate 937,568 shares of restricted, unregistered common stock for cash proceeds of approximately $324,182. These sales were made at a price of either $0.23 or $0.36 per share, which was in excess of the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds of this transaction were used for operating working capital. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction.

In February 2003, the Company issued 384,615 shares of restricted, unregistered common stock for cash proceeds of approximately $100,000. These sales were made at a price of $0.26 per share, which was in excess of the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds of this transaction were used to reduce the Company's outstanding long-term debt. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction.

In March 2003, the Company issued 972,222 shares of restricted, unregistered common stock for cash proceeds of approximately $350,000. These sales were made at a price of $0.36 per share, which was in excess of the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds of this transaction were used to reduce the Company's outstanding long-term debt. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction.

In March 2003, the Company issued an aggregate 966,608 shares of restricted, unregistered common stock to the Holder of the Company's 8.0% Convertible Debenture upon notice of conversion of $35,000 of outstanding principal and exercise of a portion of the outstanding warrant to purchase 350,000 shares of common stock. This transaction was valued at $385,000, or approximately $0.40 per share, which was in excess of the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The cash proceeds of this transaction were used to provide working capital and support operations.

                   American Ammunition, Inc. and Subsidiaries

Note L - Common Stock Transactions - Continued

In May 2003, the Company issued 1,967 shares of restricted, unregistered common stock in payment of approximately $1,200 in accrued dividends payable on the Company's outstanding Series A Preferred Stock for the quarter ended March 31, 2003. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction.

During the period from July 1, 2003 through September 30, 2003, the Company issued an aggregate 2,902,129 shares of common stock, in 15 separate transactions, in exchange for the redemption of approximately $93,500 in outstanding debenture balance and approximately $935,000 in cash from the exercise of the affiliated warrant. Where the closing price of the Company's common stock was in excess of the respective price per share on the respective transaction date, the Company recognized a charge to operations for "compensation expense related to common stock issuances at less than "fair value". The cumulative effect of transactions where the transaction price, as established in the Debenture Agreement, was less than the closing price on the date of the respective transactions resulted in a cumulative charge to operations of approximately $317,539 during this time period.

In October 2003, in a separate transaction, the Company sold 2,200,000 shares of restricted, unregistered common stock to the Debenture Holder for cash proceeds of approximately $400,000, or approximately $0.18 per share, which was in excess of the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The cash proceeds of this transaction were used to provide working capital and support operations.

In October 2003, the Company issued an aggregate 1,659,847 shares of common stock, in 3 separate transactions, in exchange for the redemption of approximately $40,000 in outstanding debenture balance and approximately $400,000 in cash from the exercise of the affiliated warrant. Where the closing price of the Company's common stock was in excess of the respective price per share on the respective transaction date, the Company recognized a charge to operations for "compensation expense related to common stock issuances at less than "fair value". The cumulative effect of transactions where the transaction price, as established in the Debenture Agreement, was less than the closing price on the date of the respective transactions resulted in a cumulative charge to operations of approximately $146,189 during this time period.

In October 2003, the Company issued an aggregate 37,866 shares of restricted, unregistered common stock in payment of approximately $16,710 in accrued dividends payable on the Company's outstanding Series A and Series B Preferred Stock for the quarters ended June 30, 2003 and September 30, 2003, collectively. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction.





                (Remainder of this page left blank intentionally)

                   American Ammunition, Inc. and Subsidiaries

Note L - Common Stock Transactions - Continued

In January 2004, the Company issued 38,038 shares of restricted, unregistered common stock in payment of approximately $10,000 in accrued dividends payable on the Company's outstanding Series A and Series B Preferred Stock for the quarter ended December 31, 2003. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction.

During the period from January 1, 2004 through March 31, 2004, the Company issued an aggregate 2,400,000 shares of common stock, in two (2) separate transactions, in exchange for the redemption of approximately $50,000 in outstanding debenture balance and approximately $500,000 in cash from the exercise of the affiliated warrant. Where the closing price of the Company's common stock was in excess of the respective price per share on the respective transaction date, the Company recognized a charge to operations for "compensation expense related to common stock issuances at less than "fair value". The cumulative effect of transactions where the transaction price, as established in the Debenture Agreement, was less than the closing price on the date of the respective transactions resulted in a cumulative charge to operations of approximately $321,000 during this time period.

In May 2004, the Company issued 25,260 shares of restricted, unregistered common stock in payment of approximately $9,170 in accrued dividends payable on the Company's outstanding Series B Preferred Stock for the quarter ended March 31, 2004. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction.

During the period from April 1, 2004 through June 30, 2004, the Company issued an aggregate 3,000,000 shares of common stock, in three (3) separate transactions, in exchange for the redemption of approximately $75,000 in outstanding debenture balance and approximately $750,000 in cash from the exercise of the affiliated warrant. Where the closing price of the Company's common stock was in excess of the respective price per share on the respective transaction date, the Company recognized a charge to operations for "compensation expense related to common stock issuances at less than "fair value". The cumulative effect of transactions where the transaction price, as established in the Debenture Agreement, was less than the closing price on the date of the respective transactions resulted in a cumulative charge to operations of approximately $35,000 during this time period. Additionally, on June 29, 2004, the Company issued an additional 1,000,000 shares of common stock in advance of the exercise of a $25,000 redemption on the outstanding debenture payable and a $250,000 cash payment on the exercise of the affiliated warrant, which was received in July 2004.

On May 26, 2004, the Company issued 300,000 shares of restricted, unregistered common stock to two separate corporations in payment and full satisfaction of all amounts due for fees and/or commissions due in conjunction with the Company's convertible debenture financing transaction. This transaction was valued at approximately $36,000, which approximated the "fair value" of the underlying securities given in payment and the related charges for the services

                   American Ammunition, Inc. and Subsidiaries

Note L - Common Stock Transactions - Continued

provided. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction.

In August 2004, the Company issued 29,746 shares of restricted, unregistered common stock in payment of approximately $9,170 in accrued dividends payable on the Company's outstanding Series B Preferred Stock for the quarter ended June 30, 2004. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction.


Note M - Rental Commitments

The Company leases its corporate office and manufacturing facility from its controlling stockholder under a long- term operating lease agreement. The lease requires a monthly payment of approximately $5,410, including applicable sales taxes. After the five (5) year and five month term of this lease, should the parties desire to renew this lease, Lessor and Lessee shall renegotiate the annual rent paid by Lessee. The Company is responsible for all utilities and maintenance expenses. The lease expires on December 31, 2009. Total rent expense under this lease was approximately $67,075 and $54,100, respectively, for each of the years ended December 31, 2003 and 2002.

The Company's subsidiary, IPE, leases it's manufacturing facility from an unrelated third-party under a long-term operating lease agreement. This lease is for a period of five (5) years and requires graduated monthly payments, changing on the lease anniversary date, ranging from approximately $1,751 to $1,914, plus the applicable sales taxes. The Company is responsible for all utilities and maintenance expenses. The lease expires on February 28, 2007 and may be renewed for an additional five (5) year term at a rental rate of approximately $1,971, plus applicable sales taxes for the first renewal year and 3.0% increase on each succeeding anniversary date. Total rent expense under this lease was approximately $20,752 and $16,622, respectively, for each of the years ended December 31, 2003 and 2002.

                   American Ammunition, Inc. and Subsidiaries

Note M - Rental Commitments - Continued

In May 2004, the Company entered into a long-term lease agreement for a warehouse facility adjacent to the Company's primary office and manufacturing facility. This lease is for a period of two (2) years and requires payments of approximately $6,206 per month for the first 12 months and approximately $6,393 for the second 12 months, plus applicable sales taxes. The Company is responsible for all utilities and maintenance expenses. This lease expires on May 31, 2006. Further, the Company is responsible for any incremental real estate taxes and property insurance in excess of the amounts incurred by the landlord for the calendar year immediately preceding the execution of the lease.

Future minimum rental payments on the above leases are as follows:

                        Year ended
                        December 31,  Amount
                        ----------------------
                        2004         $ 138,365
                        2005           166,974
                        2006           117,244
                        2007            72,643
                        2008            68,815
                        2007            68,815
                                     ---------

                        Totals       $ 632,856
                                     =========

Note N - Income Taxes

     The components of income tax (benefit) expense for the nine month periods ended September 30, 2004 and 2003, respectively, are as follows:
                                Nine months     Nine months
                                  ended           ended
                                September 30,   September 30,
                                   2004            2003
                                -------------   -------------
       Federal:
         Current                $     -           $     -
         Deferred                     -                 -
                                -------           -------
                                      -                 -
                                -------           -------
       State:
         Current                      -                 -
         Deferred                     -                 -
                                -------           -------
                                      -                 -
                                -------           -------
         Total                  $     -           $     -
                                =======           =======

                   American Ammunition, Inc. and Subsidiaries

Note N - Income Taxes - Continued

As of December 31, 2003, the Company has a net operating loss carryforward of approximately $8,500,000 to offset future taxable income. Subject to current regulations, components of this carryforward began to expire in 2003. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense (benefit) for the nine month periods ended September 30, 2004 and 2003, respectively, differed from the statutory federal rate of 34 percent as follows:

                                                      Nine months  Nine months
                                                         ended         ended
                                                     September 30, September 30,
                                                         2004          2003
                                                     ---------------------------

Statutory rate applied to loss before income taxes     $ (799,000)  $  (902,000)
Increase (decrease) in income taxes resulting from:
     State income taxes                                         -             -
     Other, including reserve for deferred tax asset      799,000       902,000
                                                       ----------   -----------

       Income tax expense                              $        -   $         -
                                                       ==========   ===========

Temporary differences, consisting primarily of statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of December 31, 2003 and 2002, respectively:

                                                   December 31,   December 31,
                                                       2003            2002
                                                  ------------------------------

     Deferred tax assets - long-term - net        $   3,000,000   $   2,150,000
     Less valuation allowance                        (3,000,000)     (2,150,000)
                                                  -------------   -------------

       Net Deferred Tax Asset                     $           -   $           -
                                                  =============   =============

During the years ended December 31, 2003 and 2002, respectively, the valuation allowance increased by approximately $656,000 and $629,000.


Note O - Subsequent Events

In October 2004, the Company issued 53,908 shares of restricted, unregistered common stock in payment of approximately $9,170 in accrued dividends payable on the Company's outstanding Series B Preferred Stock for the quarter ended September 30, 2004. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction.

                   American Ammunition, Inc. and Subsidiaries

Note O - Subsequent Events - Continued

On October 19, 2004, the Company completed negotiations and closed an Asset Purchase Agreement by and between the Company, Voluto Ventures LLC (a New York limited liability company and Voluto Patent Holding Co., Inc. (a New York corporation). The Company acquired certain machinery and equipment, inventory and the assignment of certain patents and intellectual property related to the manufacture and production of specialty small-arms ammunition. The Company issued 1,111,111 shares of restricted, unregistered common stock with an agreed-upon value of $500,000 for this transaction.

The sellers agreed to contractually restrict their sale of the 1,111,111 shares of restricted, unregistered common stock to an amount of up to 175,000 shares per month starting on April 28, 2005.


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                                                                            F-46

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under California law, a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     Further under California law, corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

     However, no indemnification shall be made for any of the following:

(1) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

(2) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

(3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     However, any indemnification shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set out in the statute by any of the following:

(1) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

(3) Approval of the shareholders (Section 153), with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(4) The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

     Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section. The provisions of subdivision (a) of Section 315 do not apply to advances made pursuant to this subdivision.

     The indemnification authorized by this section is not exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to paragraph (11) of subdivision (a) of Section 204. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. An article provision authorizing indemnification "in excess of that otherwise permitted by Section 317" or "to the fullest extent permissible under California law" or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, paragraph (11) of subdivision (a) of Section 204 and a provision for additional indemnification as referred to in the second sentence of this subdivision. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

     No indemnification or advance shall be made under this section in any circumstance where it appears:

(1) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

(2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     A corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under this section. The fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied:

(1) if the articles authorize indemnification in excess of that authorized in this section and the insurance provided by this subdivision is limited as indemnification is required to be limited by paragraph (11) of subdivision
     (a) of Section 204; or

(2) (A) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization,

     (B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy, and

     (C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

     This section does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though the person may also be an agent as defined in subdivision (a) of the employer corporation. A corporation shall have power to indemnify such a trustee, investment manager, or other fiduciary to the extent permitted by subdivision (f) of Section 207.

     The Company's Articles of Incorporation and Bylaws require the Company to indemnify its directors to the fullest extent permitted by California law. The specific provisions of the Articles of Incorporation of the Registrant with respect to the indemnification of directors and officers are as follows:

         "FOURTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law."

     The specific provisions of the Bylaws of the Registrant with respect to the indemnification of directors and officers are as follows:

              ARTICLE XI INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.

Except as provided hereinbelow, any such indemnification shall be made by the Corporation only as authorized in the specific case upon determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum of directors; or (b) by the shareholders.

Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding if authorized by the Board of Directors and upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without any further determination that he has met the applicable standard of conduct set forth above."

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling American Ammunition pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee                $  1,120.99
Accounting fees and expenses          10,000.00*
Legal fees and expenses               35,000.00*
Miscellaneous                          5,000.00
                                    -----------
                        TOTAL       $ 51,120.99*
                                    ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     Within  the  past  three  years,   the  Company  sold  securities   without
registration under the Securities Act of 1933, as amended (the "Act") as follows:



SECURITIES                 NAMES OF                  CONSIDERATION              EXEMPTION
SOLD                       INVESTORS                 RECEIVED                   FROM REGISTRATION
---------------            -----------------         ----------------------     ---------------------------
1,810,000 shares of        Three (3) individuals     $      1,810               Section 4(2) of the Act
Common Stock                        (1)

140,000 shares of          Two (2) individuals       $        140               Section 4(2) of the Act
Common Stock                        (2)

124,4000 (pre-acquisition) See footnote              $        125               Section 4(2) of the Act
916,000 (post acquisition)       (3)                 $        916               Section 4(2) of the Act
Common stock

21,000,000 Shares          Nineteen (19)             $  3,998,650               Section 4(2) of the Act
of  Common Stock           individuals pursuant                                 and Regulation D, Rule
                           to Share Exchange                                    506
                                    (4)

222,600 Shares of          Seven (7) individuals     $  1,113,000               Section 4(2) of the Act
$5.00 Series A                      (5)                                         and Regulation D, Rule
Convertible Preferred                                                           506

2,000 Shares of            One (1) individual        $     10,000               Section 4(2) of the Act
$5.00 Series A                      (6)
Convertible Preferred

1,510,720 Shares of        One (1) individual        $  7,553,600               Section 4(2) of the Act and
$5.00 Series A                      (7)                                         Regulation D, Rule 506
Convertible Preferred

10% Senior                 One (1) company           $    135,000               Section 4(2) of the Act and
Convertible                         (8)                                         Regulation D, Rule 506
Promissory Note
for $135,000

Option to Purchase         One (1) company           $     15,000               Section 4(2) of the Act and
10% Senior                          (8)                                         Regulation D, Rule 506

Convertible Promissory
Notes for up to $3,354,000
-----------------------------

(1) On February 1, 2000, a total of 805,000 shares of Common Stock were issued to Artem Gotov in exchange for services valued at $805 and as founders shares, 805,000 shares of Common Stock were issued to Agata Gotov, the sister of Artem Gotov in exchange for services valued at $805 and as founder shares, and 200,000 shares of Common Stock were issued to Kenneth
     G. Eade in exchange for legal services valued at $200. Each of Mr. Gotov, Ms. Gotov and Mr. Eade, as the husband of Ms. Gotov, may be deemed a promoter of the Company. The Company claimed an exemption under the Securities Act of 1933, pursuant to Section 4(2) of the Act. Mr. Gotov and Ms. Gotov were both Officers and Directors of the Company, while Mr. Eade is a sophisticated and accredited investor.

(2) In June 2001, a total of 70,000 shares of Common Stock were issued to Jeffrey Volpe in exchange for clerical services rendered valued at $70 and 70,000 shares of Common Stock were issued to Richard Tearle in exchange for Internet web services valued at $70.. The Company claimed an exemption under the Securities Act of 1933, pursuant to Section 4(2) of the Act. Both Mr. Volpe and Mr. Tearle had access to all corporate information and both were sophisticated investors.

(3) In 2001, a total of 284,600 shares (pre-acquisition) and 916,000 shares (pre-forward split and post acquisition) to various consultants in exchange for services rendered to the Company. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

(4) In September 2001 the Company issued 21,000,000 shares of its Common Stock to nineteen (19) shareholders of F.&F. Equipment, Inc. d/b/a American Ammunition, ("AA") pursuant to a Share Exchange Agreement. The shares were valued at $3,998,650. The transaction resulted in AA becoming a wholly owned subsidiary of the Company in a transaction that was treated as a reverse merger for accounting purposes. Of such shares, the current officers and directors of the Company were issued a total of 15,750,000 shares and 1,050,000 were issued to Donald F. Mintmire, sole owner of the firm of Mintmire & Associates. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

(5) In September and October 2001 the Company issued 222,600 shares of $5.00 Series A Convertible Preferred Stock valued at $1,113,000 through an ongoing private placement. For such offering, the Company relied on Section 4(2) of the Act and Regulation D, Rule 506 promulgated thereunder. All such sales were to accredited investors. Of such shares, the Robert I. Escobio Family Trust acquired 2,000 shares. Mr. Escobio is a Director of the Company.

(6) In September 2001, a creditor, Key Packaging Company, agreed to converted $10,000 of debt due from the Company into 2,000 shares of $5.00 Series A Convertible Preferred stock. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

(7) In September 2001, a principal shareholder, Andres Fernandez, converted $7,553,600 of unsecured debt due to him by the Company into 1,510,720 shares of $5.00 Series A Convertible Preferred Stock. Mr. Fernandez is an
     Officer and Director of the Company and is an accredited investor. The Company relied on Section 4(2) of the Act and Regulation D, Rule 506 promulgated thereunder.

(8) On November 5, 2001, the Company entered into an agreement with the Placement Agreements in connection with the offering of the Notes. In conjunction with such agreement, the Company received a payment in the amount of $15,000.00 from Argo for the Option, which provided Argo with the right to purchase up to $3,500,000.00 of the Notes to be offered by the Company and simultaneously, Argo purchased $135,000.00 of such Notes. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933. These notes have been redeemed and are not currently outstanding.

     On February 27, 2002, the Company issued an aggregate 277,777 shares of restricted, unregistered common stock, at $0.45 per share, to Forus Investments, Inc., an existing shareholder, in satisfaction of a $100,000 short-term working capital loan payable and $25,000 in agreed-upon interest payable to a shareholder, thereby satisfying all outstanding short-term debt in full. The valuation of this transaction was based on the discounted "fair value" of the Company's common stock based upon the quoted closing price on the date of the transaction. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     On March 25, 2002, the Company sold 611,110 shares of restricted, unregistered common stock, at $0.36 per share, to Kissimmul, Inc., a Toronto, Ontario, Canada corporation, for gross proceeds of approximately $220,000. The valuation of this transaction was based on the discounted "fair value" of the Company's common stock based upon the quoted closing price on the date of the transaction. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

     No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     On March 28, 2002, the Company sold 777,775 shares of restricted, unregistered common stock, at $0.36 per share, to Tomina Associates, Ltd., a Vancouver, B.C., Canada corporation, for gross proceeds of approximately $280,000. The valuation of this transaction was based on the discounted "fair value" of the Company's common stock based upon the quoted closing price on the date of the transaction. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     On March 5, 2002, the Company issued 32,000 shares of restricted, unregistered common stock to Len Hale, amember of the Company's Board of Directors, for consulting services related to the Company's reverse merger transaction and for various marketing services. This transaction was valued at approximately $11,520, or $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and
Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     On March 5, 2002, the Company issued 41,665 shares of restricted, unregistered common stock to D. P. Martin & Associates, an unrelated party for shareholder and other public relation services. This transaction was valued at approximately $15,000, or $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and
Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     In April and May 2002, the Company issued an aggregate 432,721 shares of restricted, unregistered common stock to Ammunition Accessories, Inc., Saunders Lead Co. and Airco Plating Co., three unrelated trade creditors in settlement of approximately $182,017 in open trade accounts payable. Each issuance was made at a price of either $0.45 or $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of each respective transaction. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and
Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     On June 21, 2002, the Company issued 347,223 shares of restricted, unregistered common stock to Access Investments, Inc., an existing shareholder, to reimburse said shareholder for the payment of legal fees associated with the bank related litigation concluded in June 2001 and related consulting services. This transaction was valued at approximately $125,000, or $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     On June 26, 2002, the Company sold 277,778 shares of restricted, unregistered common stock to Gala Investments, an unrelated investor, for aggregate proceeds of approximately $100,000. This sale was made at a price of $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     On July 25, 2002, the Company sold 384,615 shares of restricted, unregistered common stock to Gala Enterprises, Ltd., an existing shareholder, for cash proceeds of approximately $100,000. This sale was made at a price of $0.26 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds were used to reduce the Company's outstanding balance on a long-term note payable to a bank. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and
Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     On August 14, 2002, the Company sold 384,615 shares of restricted, unregistered common stock to Gala Enterprises, Ltd., an existing shareholder, for cash proceeds of $100,000. This sale was made at a price of $0.26 per share, which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.29 per share) and the selling price resulted in a charge to operations of approximately $11,346 for compensation expense related to common stock issuances at less than "fair value". The proceeds were used to reduce the Company's outstanding balance on a long-term note payable to a bank. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and
Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     On August 21, 2002, the Company sold 20,506 shares of restricted, unregistered common stock to an existing shareholder for cash proceeds of approximately $6,152. This sale was made at a price of $0.30 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds were used to retire trade accounts payable to a New Mexico law firm for legal services rendered to the Company. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and
Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     On September 20, 2002, the Company sold 277,778 shares of restricted, unregistered common stock to Access Investments, Inc., an existing shareholder, for cash proceeds of approximately $100,000. This sale was made at a price of $0.36 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds were used to reduce the Company's outstanding balance on a long-term note payable to a bank. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and
Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     On September 26, 2002, the Company sold 277,778 shares of restricted, unregistered common stock to Access Investments, Inc., an existing shareholder, for cash proceeds of approximately $100,000. This sale was made at a price of $0.26 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds were used to provide working capital liquidity for future periods. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with La Jolla Cove Investors, Inc. ("La Jolla") on October 4, 2002 for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 30,000,000 shares of our common stock. On March 13, 2003 and May 6, 2003, La Jolla advanced an aggregate of $350,000 to our company which such funding was allocated towards the principal balance of our convertible debentures. We currently have $266,350 of our convertible debentures and 2,666,350 warrants still outstanding. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

     The debentures bear interest at 8%, mature on June 30, 2006, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by 10 times the dollar amount of the debenture. The conversion price for the convertible debentures is the lesser of (i) $1.00 or (ii) seventy six percent of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. However, in the event that our market price is less than $.30, we will have the option to prepay the debenture at 125% rather than have the debenture converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. Currently, the warrant is exercisable into 2,666,350 shares of common stock at an exercise price of $1.00 per share.

     In December 2004, we entered into an addendum to the convertible debenture and warrant whereby we agreed to the following:

     * the discount multiplier was reduced from eighty percent to seventy six percent;

     * within five business days after this registration statement being declared effective, La Jolla is required to submit a debenture conversion in the amount of $10,000 and every ten business days thereafter La Jolla shall submit three additional debenture conversion in the amount of $10,000 each;

     * within five business days after this registration statement being declared effective, La Jolla shall wire $400,000 to us as a prepayment towards the exercise of its warrant; and

     * immediately following the sale of all shares held by La Jolla in connection with the debenture conversions in the aggregate amount of $40,000, La Jolla shall wire $275,000 to us as a prepayment towards the exercise of its warrant and shall submit a debenture conversion in the amount of $6,250 on the first business day of each month until the debenture is no longer outstanding.

     The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

     In December 2002, we amended the above-referenced debenture and warrants as follows: The number of common shares into which the debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the conversion price, multiplied by ten times the dollar amount of the debenture being converted, divided by the conversion price. The warrants are exercisable at $1.00 per share for up to 2,500,000 shares. The warrant holder is obligated to exercise the warrant concurrently with the conversion of the debenture for a number of shares equal to ten times the dollar amount of the debenture being converted.

     In November 2002, the Company sold 384,615 shares of restricted, unregistered common stock to an existing shareholder for cash proceeds of approximately $100,000. This sale was made at a price of $0.26 per share, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds of this transaction were used to pay down an equivalent portion of the Company's long-term note payable to a bank.

     In December 2002, the Company sold an aggregate 120,170 shares of restricted, unregistered common stock to an existing shareholder in three separate transactions valued at an aggregate of approximately $31,244. These sales were made at a price of $0.26 per share, which was in excess of the discounted "fair value" of the Company's common stock on the date of each respective transaction. The proceeds of this transaction were used to directly retire a trade account payable to a specific vendor.

     In December 2002, the Company sold 384,615 shares of restricted, unregistered common stock to an existing shareholder for cash proceeds of approximately $100,000. This sale was made at a price of $0.26 per share, which was in excess of the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The proceeds of this transaction were used to pay down an equivalent portion of the Company's long-term note payable to a bank.

     In December 2002, the Company issued 55,000 shares of restricted, unregistered common stock upon the exercise of 5,000 shares of outstanding Series A Preferred Stock upon the exercise of the conversion option by the Holder of the Series A Preferred Stock.

     This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

     During January 2003, we issued to existing preferred shareholders an aggregate of 6,343 shares of restricted, unregistered common stock in accrued dividends payable on our outstanding Series A Preferred Stock for the quarter ended December 31, 2002. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     In February 2003, we sold an aggregate 104,234 shares of restricted, unregistered common stock to an existing shareholder in a separate transaction valued at an aggregate of approximately $27,100. These sales were made at a price of $0.26 per share. The proceeds of this transaction were used to directly retire a trade account payable to a specific vendor. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     In February 2003, we sold 384,615 shares of restricted, unregistered common stock to an existing shareholder for cash proceeds of approximately $100,000. This sale was made at a price of $0.26 per share. The proceeds of this transaction were used to pay down an equivalent portion of our long-term note payable to a bank. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     In March 2003, we issued 99,000 shares of restricted, unregistered common stock upon the exercise of 9,000 shares of outstanding Series A Preferred Stock upon the exercise of the conversion option by the holder of the Series A Preferred Stock. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     In March 2003, we sold 972,222 shares of restricted, unregistered common stock to two (2) existing shareholders for cash proceeds of approximately $350,000. This sale was made at a price of $0.36 per share. The proceeds of this transaction were used to pay down an equivalent portion of our long-term note payable to a bank. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     In April 2003, in two separate transactions, we sold an aggregate 833,334 shares of restricted, unregistered common stock to two (2) existing shareholders for aggregate proceeds of $300,000. Each sale was made at a price of $0.36 per share. These proceeds are to be used to supplement operational working capital. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by American Ammunition in accordance with the requirements of the Securities Act of 1933.

     During the period from July 1, 2003 through September 30, 2003, the Company issued an aggregate 2,902,129 shares of common stock, in 15 separate transactions, in exchange for the redemption of approximately $93,500 in outstanding debenture balance and approximately $935,000 in cash from the exercise of the affiliated warrant. Where the closing price of the Company's common stock was in excess of the respective price per share on the respective transaction date, the Company recognized a charge to operations for "compensation expense related to common stock issuances at less than "fair value". The cumulative effect of transactions where the transaction price, as established in the Debenture Agreement, was less than the closing price on the date of the respective transactions resulted in a cumulative charge to operations of approximately $317,539 during this time period.

     In October 2003, in a separate transaction, the Company sold 2,200,000 shares of restricted, unregistered common stock to the Debenture Holder for cash proceeds of approximately $400,000, or approximately $0.18 per share, which was in excess of the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The cash proceeds of this transaction were used to provide working capital and support operations.

     In October 2003, the Company issued an aggregate 1,659,847 shares of common stock, in 3 separate transactions, in exchange for the redemption of approximately $40,000 in outstanding debenture balance and approximately $400,000 in cash from the exercise of the affiliated warrant. Where the closing price of the Company's common stock was in excess of the respective price per share on the respective transaction date, the Company recognized a charge to operations for "compensation expense related to common stock issuances at less than "fair value". The cumulative effect of transactions where the transaction price, as established in the Debenture Agreement, was less than the closing price on the date of the respective transactions resulted in a cumulative charge to operations of approximately $146,189 during this time period.

     In October 2003, the Company issued an aggregate 37,866 shares of restricted, unregistered common stock in payment of approximately $16,710 in accrued dividends payable on the Company's outstanding Series A and Series B Preferred Stock for the quarters ended June 30, 2003 and September 30, 2003, collectively.

     In  January  2004,   the  Company   issued  38,038  shares  of  restricted,
unregistered common stock in payment of approximately $10,000 in accrued dividends payable on the Company's outstanding Series A and Series B Preferred Stock for the quarter ended December 31, 2003. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction.

     During the period from January 1, 2004 through March 31, 2004, the Company issued an aggregate 2,400,000 shares of common stock, in two (2) separate transactions, in exchange for the redemption of approximately $50,000 in outstanding debenture balance and approximately $500,000 in cash from the exercise of the affiliated warrant. Where the closing price of the Company's common stock was in excess of the respective price per share on the respective transaction date, the Company recognized a charge to operations for "compensation expense related to common stock issuances at less than "fair value". The cumulative effect of transactions where the transaction price, as established in the Debenture Agreement, was less than the closing price on the date of the respective transactions resulted in a cumulative charge to operations of approximately $321,000 during this time period.

     In May 2004, the Company issued 25,260 shares of restricted, unregistered common stock in payment of approximately $9,170 in accrued dividends payable on the Company's outstanding Series B Preferred Stock for the quarter ended March 31, 2004. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction.

     During the period from April 1, 2004 through June 30, 2004, the Company issued an aggregate 3,000,000 shares of common stock, in three (3) separate transactions, in exchange for the redemption of approximately $75,000 in outstanding debenture balance and approximately $750,000 in cash from the exercise of the affiliated warrant. Where the closing price of the Company's common stock was in excess of the respective price per share on the respective transaction date, the Company recognized a charge to operations for "compensation expense related to common stock issuances at less than "fair value". The cumulative effect of transactions where the transaction price, as established in the Debenture Agreement, was less than the closing price on the date of the respective transactions resulted in a cumulative charge to operations of approximately $35,000 during this time period. Additionally, on June 29, 2004, the Company issued an additional 1,000,000 shares of common stock in advance of the exercise of a $25,000 redemption on the outstanding debenture payable and a $250,000 cash payment on the exercise of the affiliated warrant, which was received in July 2004.

     On May 26, 2004, the Company issued 300,000 shares of restricted, unregistered common stock to two separate corporations in payment and full satisfaction of all amounts due for fees and/or commissions due in conjunction with the Company's convertible debenture financing transaction. This transaction was valued at approximately $36,000, which approximated the "fair value" of the underlying securities given in payment and the related charges for the services provided. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction.

     In August 2004, the Company issued 29,746 shares of restricted, unregistered common stock in payment of approximately $9,170 in accrued dividends payable on the Company's outstanding Series B Preferred Stock for the quarter ended June 30, 2004. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction.


* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by Radix in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above- referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

     The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean American Ammunition, Inc., a California corporation.

Exhibit #       Exhibit Name
-----------    ------------------
2.1            Share Exchange Agreement Between FBI Fresh Burgers  International
               and F&F Equipment, Inc., dated September 29, 2001 (Incorporated by referenced to our Form 8-K filed with the SEC on October 4,
               2001).

3.1 Articles of Incorporation (Incorporated by reference to our registration statement on Form SB-2 filed with the SEC on September 20, 2000, File No. 333-4660).

3.2            Certificate   of   Amendment   of   Articles   of   Incorporation
               (Incorporated by referenced to our Form 8-K filed with the SEC on October 4, 2001).

3.4 Certificate of Amendment of Articles of Incorporation (Incorporated by reference to our registration statement on Form SB-2 filed with the SEC on September 20, 2000, File No. 333-4660).

3.5 Amended and Restated Bylaws (Incorporated by reference to our Form 10QSB for the quarter ended September 30, 2001).

4.1* Common Stock Purchase Warrant with La Jolla Cove Investors, Inc., dated October 4, 2002.

4.2* Convertible Debenture with La Jolla Cove Investors, Inc., dated October 4, 2002.

4.3*           Addendum  with La Jolla Cove  Investors,  Inc.,  dated October 4,
               2002.

4.4*           Letter  Agreement with La Jolla Cove Investors,  dated October 4,
               2002.

4.5* Registration Rights Agreement with La Jolla Cove Investors, dated October 4, 2002.

4.6*           Letter Agreement with La Jolla Cove, dated December 2002.

4.7            Letter Agreement with La Jolla Cove, dated December 2004.

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

9.1 Ellet Brothers, Inc. Purchase Order (incorporated by reference to our Form SB-2 filed May 13, 2003)

23.1           Consent of Smith & Company (filed herewith)

23.2           Consent of legal counsel (see Exhibit 5.1)
--------------------------
*Incorporated by reference to the Form SB-2 filed January 6, 2003.


ITEM 28. UNDERTAKINGS.

     The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

     (iii)Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida, on January 13, 2005.

                            AMERICAN AMMUNITION, INC.


By: /s/ Andres F. Fernandez
    ----------------------------
   Andres F. Fernandez, President and CEO

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.




          Signature                     Title                              Date
----------------------------   -----------------------------------------   ----------------
/s/ J.A. Fernandez, Sr.
----------------------------   Chairman  of the  Board and  Director  of   January 13, 2005
J.A. Fernandez, Sr.            Sales


/s/ Andres F. Fernandez
----------------------------   President,  Chief  Executive  Officer,      January 13, 2005
Andres F. Fernandez            Chief Financial Officer and Principal
                               Accounting Officer

/s/ Emilio D. Jara
----------------------------   Vice-President  of Operations,  Secretary   January 13, 2005
Emilio D. Jara                 and Director


/s/ Maria A. Fernandez
----------------------------   Director                                    January 13, 2005
Maria A. Fernandez